United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Littelfuse, Inc.
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LITTELFUSE, INC

O’Hare Plaza

8755 West Higgins Road, Suite 500

Chicago, Illinois 60631

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 25, 2014

The 2014 annual meeting of the stockholders of Littelfuse, Inc. (the “Company”) will be held at Chicago Marriott O’Hare, 8535 West Higgins Road, Chicago, Illinois 60631, on Friday, April 25, 2014 at 9:00 a.m., local time, for the following purposes as described in the attached Proxy Statement:

1.	To elect seven directors to serve a term of one year and until their successors are elected and qualified;

2.

To approve and ratify the appointment by the Audit Committee of the Board of Directors of the Company of Grant Thornton LLP as the Company’s independent auditors for the fiscal year of the Company ending December 27, 2014;

3.	To approve the adoption of the Littelfuse, Inc. Annual Incentive Plan;

4.	To conduct an advisory vote on the compensation of our named executive officers; and

5.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Stockholders of record of the Company at the close of business on March 3, 2014 will be entitled to vote at the meeting.

Mary S. Muchoney
Secretary

March 17, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 25, 2014:

Whether or not you plan to attend the annual meeting, your vote is important. Please read the attached Proxy Statement and promptly complete, execute and return the enclosed proxy in the accompanying postage-paid envelope. If you attend the annual meeting, you may revoke your proxy and vote in person if you so desire.

The Proxy Statement and the 2013 Annual Report to Stockholders of Littelfuse, Inc., including the Annual Report on Form 10-K for the fiscal year ended December 28, 2013, are available at www.proxyvote.com.

TABLE OF CONTENTS

Proxy Statement	1
Forward-Looking Information	1
Voting	2
Ownership of Littelfuse, Inc. Common Stock	4
Section 16(a) Beneficial Ownership Reporting Compliance	6
Proposal No. 1 Election of Directors	7
Information Concerning the Board of Directors and Its Committees	9
Compensation Committee Interlocks and Insider Participation	15
Executive Compensation	15
Compensation Discussion and Analysis	15
Compensation Committee Report	30
Compensation Tables and Narrative Disclosures	31
Certain Relationships and Related Transactions	47
Report of the Audit Committee	48
Proposal No. 2 Approval and Ratification of Appointment of Independent Auditors	50
Proposal No. 3 Approval of the Littelfuse, Inc. Annual Incentive Plan	52
Proposal No. 4 Advisory Vote on Compensation of Named Executive Officers	56
Compensation Plan Information	57
Stockholder Proposals	57
Other Matters	58

i

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

APRIL 25, 2014

We are furnishing this Proxy Statement to the stockholders of Littelfuse, Inc. in connection with the solicitation by the Board of Directors of Littelfuse, Inc. (the “Board”) of proxies to be voted at our annual meeting of stockholders to be held on April 25, 2014.  The annual meeting will be held at the Chicago Marriott O’Hare, 8535 West Higgins Road, Chicago, Illinois 60631, at 9:00 a.m., local time, and at any postponements or adjournments of that meeting.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “the Company” and “Littelfuse” refer to Littelfuse, Inc.

Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted.  A proxy may be revoked by written notice to us sent to the attention of our Corporate Secretary at O’Hare Plaza, 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631, execution of a subsequent proxy, voting on the Internet or by telephone or attendance at the annual meeting and voting in person.  Mere attendance at the annual meeting will not automatically revoke the proxy.  All shares represented by effective proxies will be voted at the annual meeting or at any postponements or adjournment thereof.

We will bear the cost of soliciting proxies. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for the costs they incur to forward the solicitation material to such beneficial owners. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone or in person.

Under Securities and Exchange Commission rules, this Proxy Statement, our 2013 Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, and other proxy materials are available online at www.proxyvote.com. We encourage you to access and review all of the important information in the proxy materials before voting.  The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders on or about March 14, 2014.

The Board of Directors recommends a vote FOR ALL the nominees for director named in Proposal 1, a vote FOR the approval and ratification of the appointment of Grant Thornton LLP as independent auditors as discussed in Proposal 2, a vote FOR the approval of the Littelfuse, Inc. Annual Incentive Plan in Proposal 3 and a vote FOR the approval of the compensation of our named executive officers as discussed in Proposal 4.

FORWARD-LOOKING INFORMATION

Statements in this Proxy Statement not based on historical facts are considered “forward-looking” and, accordingly, may involve risks and uncertainties that could cause actual results to differ materially from those discussed.  Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved.  These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance.  These statements are intended to constitute “forward-looking” statements in connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  We are providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated.  See our Annual Report on Form 10-K for the year ended December 28, 2013 (the “2013 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) for a list of such factors in Item 1A. “Risk Factors.”

VOTING

Record Date; Stock Outstanding and Entitled to Vote; Voting of Proxies

Stockholders of record on the books of the Company at the close of business on March 3, 2014, the record date for the annual meeting, will be entitled to notice of and to vote at the meeting. On March 3, 2014, we had outstanding 22,510,571 shares of our common stock, par value $.01 per share.  Each outstanding share of common stock entitles the holder to one vote per share on each matter submitted to a vote at the meeting.

A list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to our annual meeting during ordinary business hours for a period of at least ten days prior to the meeting at our headquarters located at O’Hare Plaza, 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631 and at Wells Fargo Bank, N.A., our transfer agent, at 161 North Concord Exchange South, St. Paul, Minnesota 55075.

The shares represented by proxies will be voted as directed in the proxies.  In the absence of specific direction, the shares represented by proxies will be voted FOR ALL of the nominees for director, FOR the approval and ratification of the appointment of Grant Thornton LLP as independent auditors, FOR the approval of the Littelfuse, Inc. Annual Incentive Plan and FOR the approval of the compensation of our named executive officers. In the event any nominee for director is unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominated by the Board.  If any matters are to be presented at the annual meeting other than the matters referred to in this Proxy Statement, the shares represented by proxies will be voted at the discretion of the named proxies.

Quorum and Abstentions; Broker Non-Votes

A quorum of stockholders is required for the transaction of business at our annual meeting. Our bylaws provide that a majority of all of the shares of common stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at the meeting.  Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker has not received voting instructions from you on a “non-routine” matter, in which case the broker does not have authority to vote your shares with respect to such matter. Unless you provide voting instructions to a broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at our annual meeting other than the ratification of our independent auditors. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention will have the same effect as a vote “against” the proposal, while a broker non-vote will not be included in vote totals and will have no effect on the outcome of the vote.

Required Vote

Assuming that a quorum is present, our stockholders may take action at our annual meeting with the votes described below.

Election of Directors. With respect to the election of directors, the seven nominees who receive the most votes at the meeting will be elected. Stockholders may not cumulate votes in the election of directors. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of the Appointment of Grant Thornton LLP as our Independent Auditors. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the ratification of Grant Thornton LLP as independent auditors.

Approval of Littelfuse, Inc. Annual Incentive Plan. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the approval of the Littelfuse, Inc. Annual Incentive Plan.

Advisory Vote on the Compensation of our Named Executive Officers. With respect to approval of the compensation of our named executive officers, the affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required to approve the proposal.The stockholder vote with respect to approval of the compensation of our named executive officers is advisory in nature and will not be binding on the Company.However, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcomes of the advisory vote when making future decisions regarding executive compensation.

OWNERSHIP OF LITTELFUSE, INC. COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 3, 2014, by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each director, by each executive officer named in the Summary Compensation Table and by all of our directors and executive officers as a group.  Information concerning persons known to us to be beneficial owners of more than 5% of our common stock is based upon the most recently available reports furnished by such persons on Schedule 13G as filed with the SEC.  Of the shares reported, none are subject to pledge or lien in a margin account or pursuant to a loan agreement.

	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)
	SHARES	PERCENT
BlackRock, Inc. (2)
40 East 52nd Street
New York, New York 10022	1,953,215	8.7%
Royce & Associates, LLC (3)
745 Fifth Avenue
New York, New York 10151	1,471,372	6.5%
The Vanguard Group, Inc. (4)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	1,365,450	6.1%
T. J. Chung (5)	17,022	*
Cary T. Fu (6)	934	*
Anthony Grillo (7)	63,653	*
John E. Major (8)	26,458	*
William P. Noglows (9)	12,910	*
Ronald L. Schubel (10)	29,007	*
Dieter Röder (11)	14,630	*
Philip G. Franklin (12)	47,475	*
David W. Heinzmann (13)	21,407	*
Gordon Hunter (14)	52,318	*
Ryan K. Stafford (15)	12,117	*
All current directors and executive officers as a group (18 persons)	333,521	1.5%

*Indicates ownership of less than 1% of common stock.

(1)

Except as indicated in the footnotes to the table, the number of shares of common stock beneficially owned and percentage ownership are based on our outstanding common stock as of March 3, 2014, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting or investment power with respect to such shares. All outstanding stock options and restricted stock units exercisable for or convertible into our common stock either currently or within 60 days after March 3, 2014 are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the number of shares of common stock beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)

As reported in an amendment to its Schedule 13G filed with the SEC on January 29, 2014, 1,953,215 shares represent the total number of shares beneficially owned by BlackRock, Inc. (“BlackRock”) as of December 31, 2013.  BlackRock has sole voting and dispositive power over the shares.  The Schedule 13G indicates various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares; however, no one person’s interest in the shares is more than five percent (5%) of the total shares.

(3)

As reported in an amendment to its Schedule 13G filed with the SEC on January 13, 2014,  1,471,372 shares represent the total number of shares beneficially owned by Royce & Associates, LLC (“Royce & Associates”) as of December 31, 2013.  Royce & Associates has sole voting and dispositive power over the shares.  Securities reported as being beneficially owned by Royce & Associates, a registered investment advisor, are held on behalf of investment advisory clients.

(4)

As reported in its Schedule 13G filed with the SEC on February 12, 2014, 1,365,450 shares represent the total number of shares beneficially owned The Vanguard Group, Inc. (“Vanguard”), a registered investment adviser, as of December 31, 2013.  Vanguard has shared dispositive power as to 30,091 shares, which are held by Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., Vanguard’s wholly-owned subsidiaries, and sole dispositive power as to 1,335,359 shares.

(5)	Includes 972 restricted stock units that vest within 60 days of March 3, 2014 and 1,708 stock options exercisable within 60 days of March 3, 2014.

(6)	Includes 311 restricted stock units that vest within 60 days of March 3, 2014 and 572 stock options exercisable within 60 days of March 3, 2014.

(7)	Includes 972 restricted stock units that vest within 60 days of March 3, 2014 and 1,708 stock options exercisable within 60 days of March 3, 2014.

(8)	Includes 972 restricted stock units that vest within 60 days of March 3, 2014 and 1,708 stock options exercisable within 60 days of March 3, 2014.

(9)	Includes 972 restricted stock units that vest within 60 days of March 3, 2014 and 1,708 stock options exercisable within 60 days of March 3, 2014.

(10)	Includes 972 restricted stock units that vest within 60 days of March 3, 2014 and 1,708 stock options exercisable within 60 days of March 3, 2014.

(11)	Includes 2,242 shares of restricted stock units and 7,933 stock options exercisable within 60 days of March 3, 2014.

(12)	Includes 4,066 shares of restricted stock units and 14,232 stock options exercisable within 60 days of March 3, 2014.

(13)	Includes 2,886 shares of restricted stock units and 10,166 stock options exercisable within 60 days of March 3, 2014.

(14)	Includes 10,695 shares of restricted stock units and 37,566 stock options exercisable within 60 days of March 3, 2014.

(15)	Includes 3,276 shares of restricted stock units and 11,432 stock options exercisable within 60 days of March 3, 2014.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers, directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Based solely on our review of the copies of these reports and on information provided by the reporting persons, we believe that during the fiscal year ended December 28, 2013 our directors, executive officers and owners of more than 10% of our common stock complied with all applicable filing requirements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of seven members. All of our current directors are standing for re-election. We are asking our stockholders to elect seven directors at the annual meeting to serve a term of one year and until their successors have been elected and qualified.  The nominees for director, all of whom are now serving as directors, are listed below together with certain biographical information as of March 17, 2014.

The Board of Directors recommends that the stockholders vote FOR ALL of the nominees listed below as directors.

Tzau-Jin (T. J.) Chung, age 51, has been a director of Littelfuse since July 2007. Mr. Chung is President and CEO of Navman Wireless, a market leader in fleet management solutions and GPS technologies. Mr. Chung assumed his position in early 2007 upon the acquisition of Navman Wireless from the New Technologies Division of Brunswick Corporation. Previously, Mr. Chung served as President of the New Technologies Division of Brunswick Corporation from 2002 to 2007. Prior to that, he served as Vice President — Strategy of Brunswick Corporation, where he was responsible for corporate-wide strategic planning, mergers and acquisitions and information technology. Mr. Chung earned his bachelor’s degree in science, electrical and computer engineering from the University of Texas — Austin. He also holds a Master of Science degree in computer science from North Carolina State University and a Master of Business Administration degree from the Fuqua School of Business at Duke University. Mr. Chung has been determined by the Board to be “independent” under the listing standards of the Nasdaq Global Select Market (“NASDAQ”). In nominating Mr. Chung for election as a director, our Board focused on his past experience in developing new products and his experience with operations in Asia as important attributes for his continuing to serve as one of our directors.

Cary T. Fu, age 65, has been a director of the Company since July 2012.  Mr. Fu is the co-founder of Benchmark Electronics, Inc. (“Benchmark Electronics”) and was a director of Benchmark Electronics from 1990 through 2012 and Chairman of the Board from May 2009 until December 2012. He served as Chief Executive Officer of Benchmark Electronics from September 2004 to December 2011, President and Chief Executive Officer of Benchmark Electronics from September 2004 to December 2006, President and Chief Operating Officer of Benchmark Electronics from May 2001 to September 2004, Executive Vice President from 1990 to May 2001 and Executive Vice President — Financial Administration from 1990 to April 1992. He also served Benchmark Electronics as Treasurer from 1986 to January 1996, Secretary from 1990 to January 1996 and from 1986 to 1988 and Assistant Secretary from 1988 to 1990. In addition, Mr. Fu also served as a director of Benchmark Electronics from 1986 to 1988. From 1983 to 1986, Mr. Fu was employed by Intermedics as Controller of Benchmark Electronics and another subsidiary of Intermedics. Mr. Fu holds an M.S. degree in accounting from the University of Houston and is a Certified Public Accountant. Mr. Fu also serves on the board of directors of Teradata Corporation.   Mr. Fu has been determined by the Board to be “independent” under NASDAQ listing standards. In nominating Mr. Fu for election as a director, our Board focused on his past experience in the industry and unparalleled management experience.

Anthony Grillo, age 58, has been a director of Littelfuse since December 1991. Mr. Grillo is the founder and Chief Executive Officer of American Securities Advisors, LLC, an advisory and investment firm established in 2005. Mr. Grillo also serves as Chairman of the Investment Committee of the Rutgers University Foundation. From January 2005 through September 2005, Mr. Grillo served as Chief Executive Officer of CricketHill Associates, LLC, a boutique advisory firm providing financial advisory services to distressed companies. From 2001 through 2004, Mr. Grillo was a Senior Managing Director of Evercore Partners, Inc., an investment banking boutique providing advisory services to multinational corporations on significant mergers, acquisitions, divestitures, restructurings and other strategic corporate transactions, where he founded the restructuring practice for the firm. From 1999 through 2001, Mr. Grillo was a Senior Managing Director of Joseph Littlejohn & Levy, Inc., a private equity firm. From 1991 through 1999, Mr. Grillo was a Senior Managing Director of the Blackstone Group L.P., an investment banking firm. During those years, Mr. Grillo was the co-founder of Blackstone’s Restructuring and Reorganization Group, Chief Operating Officer of the firm’s mergers and acquisitions practice and a member of its Investment Committee. Mr. Grillo served as Chairman of the Board of Silicon Graphics, Inc. and as the Chairman of its Compensation Committee. Mr. Grillo has been determined by the Board to be “independent” under NASDAQ listing standards. In nominating Mr. Grillo for election as a director, our Board focused on his past experience in the financial markets, his experience with corporate acquisitions, his value as an audit committee financial expert and the knowledge of the Company that he has gained and shared from serving as a director since 1991 as important attributes for his continuing to serve as one of our directors.

Gordon Hunter, age 62, has been a director of Littelfuse since June 2002 and became our Chairman of the Board, President and Chief Executive Officer in January 2005. Mr. Hunter became our Chief Operating Officer in November 2003. Prior to joining Littelfuse, Mr. Hunter was Vice President, Intel Communications Group, and General Manager, Optical Products Group. Mr. Hunter was responsible for managing Intel’s access and optical communications business segments within the Intel Communications Group. Prior to joining Intel in February 2002, he served as President of Elo TouchSystems, a subsidiary of Raychem Corporation. Mr. Hunter also served in a variety of positions during a 20-year career at Raychem Corporation, including Vice President of Commercial Electronics and a variety of sales, marketing, engineering and management positions. Mr. Hunter currently serves on the Council of Advisors of Shure Incorporated, the Board of Directors of Veeco Instruments, Inc., where he serves on the Compensation Committee and the Strategic Planning Committee, and the Board of Directors of CTS Corporation. Mr. Hunter holds a BS in electrical engineering from the University of Liverpool, England, and an MBA from London Business School. In nominating Mr. Hunter for election as a director, our Board focused on his leadership, vision and execution as our Chief Executive Officer in growing and reshaping the Company and setting and communicating the proper cultural and behavioral tone as important attributes for his continuing to serve as one of our directors.

John E. Major, age 68, has been a director of Littelfuse since December 1991. Mr. Major has been President of MTSG, a strategic consulting and investments company, since January 2003. From April 2004 to October 2006, Mr. Major served as Chief Executive Officer of Apacheta Corporation, a mobile wireless software company whose products are used to manage retail inventory, service  and deliveries. From August 2000 through January 2003, he was Chairman and Chief Executive Officer of Novatel Wireless Inc., a wireless data access solutions company. Previously, Mr. Major was Chairman and Chief Executive Officer of Wireless Knowledge, a QUALCOMM and Microsoft joint venture that developed a unique solution to allow all Internet-enabled devices, including cell phones, to access critical corporate information such as email, contacts and calendar entries in a convenient and secure manner. Prior to joining Wireless Knowledge, Mr. Major served as Corporate Executive Vice President of QUALCOMM, Inc. and President of its Wireless Infrastructure Division, where he managed the high growth rate and global expansion of the company’s infrastructure business. Under his leadership, the division achieved a leading position in open interface, wireless systems and developed a new line of extremely compact base stations. Prior to that, for approximately 18 years, Mr. Major held various executive and leadership positions at Motorola, Inc., the most recent of which was Senior Vice President and Chief Technology Officer, where he directed a broad range of research initiatives and led Motorola’s efforts to develop world-class excellence in software.

Mr. Major received a B.S. in Mechanical and Aerospace Engineering from the University of Rochester, an M.S. in Mechanical Engineering from the University of Illinois, an M.B.A. from Northwestern University and a J.D. from Loyola University. Mr. Major holds eleven U.S. patents.

Mr. Major is the past chairman of the Telecommunications Industry Association (TIA) and the Electronic Industries Association (EIA).  He served on the University of California President’s Board on Science and Innovation. He serves on the Dean’s Advisory Committee of the University of Rochester Hajim School of Engineering and Applied Science and as Chairman of the University of Illinois at Chicago-Engineering School Advisory Board. Mr. Major serves as Chairman Emeritus of the Board of CommNexus, a nonprofit telecom industry group and as Chairman of the Board of the La Jolla Institute for Allergy and Immunology.

Mr. Major’s distinguished career and successes in a range of areas, including his senior management leadership at both large and startup technology companies, as well as his drive for innovation, as evidenced by his achievements at Wireless Knowledge, Qualcomm and Motorola, make Mr. Major a valuable contributor to our Board of Directors. Mr. Major also brings considerable directorial, financial and governance experience to the Board, currently serving on the boards of directors and several board committees of Lennox International, Inc., Broadcom Corporation, Pulse Electronics and ORBCOMM Inc.

Mr. Major has been determined by the Board to be “independent” under NASDAQ listing standards. In nominating Mr. Major for election as a director, our Board focused on his seasoned experience from having served as an executive officer and on the boards and board committees of varied technology companies, his vision and expertise in matters of corporate governance, his expertise in technical development and the knowledge of the Company that he has gained and shared as a director since 1991 as important attributes for his continuing to serve as one of our directors.

William P. Noglows, age 56, has been a director of Littelfuse since February 2007. Mr. Noglows is Chairman, President and Chief Executive Officer of Cabot Microelectronics Corporation (NASDAQ:CCMP), a leading worldwide supplier of consumable products used in the semiconductor manufacturing process. Mr. Noglows assumed his current position at Cabot Microelectronics Corporation in 2003. Prior to that, he was an Executive Vice President and General Manager at Cabot Corporation. He received a bachelor’s degree in chemical engineering from the Georgia Institute of Technology. Mr. Noglows has been determined by the Board to be “independent” under NASDAQ listing standards. In nominating Mr. Noglows for election as a director, our Board focused on his experience as chief executive officer of a leading public company and his expertise in developing technology as important attributes for his continuing to serve as one of our directors.

Ronald L. Schubel, age 70, has been a director of Littelfuse since June 2002.  In October 2007, Mr. Schubel retired as Corporate Executive Vice President and President of the Americas Region for Molex Incorporated, a global manufacturer of interconnect systems.  He began his career with Molex in 1981, spending five years in Singapore as President of the Far East South Region.  Prior to joining Molex, Mr. Schubel worked for General Motors for 15 years.  His last position with General Motors was Director of Operations for the Packard Electric Division. In addition, Mr. Schubel serves as the Chairman of the Board of Trustees for the Edward-Elmhurst Health Service Corporation, a nonprofit corporation.  In addition he serves on the board of the Edward Cayman Corporation for investment and insurance support of Edward-Elmhurst and its affiliate of the EHSC Cayman Segregated Portfolio Company, which is the insurance company of EHSC. Further, Mr. Schubel is an advisor for Oaktree Capital working with the board of directors of Isola Group Ltd. Mr. Schubel has been determined by the Board to be “independent” under NASDAQ listing standards.  In nominating Mr. Schubel for election as a director, our Board focused on his knowledge of managing manufacturing operations and his experience with operations in Asia as important attributes for his continuing to serve as one of our directors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Compensation of Directors.

For the 2013 fiscal year, directors who are not our employees are paid an annual retainer of $58,000, plus reimbursement of reasonable expenses relating to attendance at meetings.  Directors are not paid any additional fees for attendance at meetings.  In addition, our Lead Director is paid an additional annual retainer of $10,000, the Chairperson of the Audit Committee is paid an additional annual retainer of $18,000, the Chairperson of the Compensation Committee is paid an additional annual retainer of $15,000, the Chairperson of the Nominating and Governance Committee is paid an additional annual retainer of $7,500, and the Chairperson of the Technology Committee is paid an additional annual retainer of $5,000.  No additional fees are paid to directors who are also our full-time employees.

In January 2014, the Board approved an increase in the annual retainer paid to the non-employee directors to $65,000 and an increase in the lead director fee to $15,000, both effective for the 2014 fiscal year.

In addition to cash compensation, each non-employee director receives a grant of equity under the Littelfuse, Inc. Long-Term Incentive Plan (the “Long-Term Plan”) comprised of one-third options and two-thirds restricted stock units upon his or her election or reelection to the Board at the Company’s Annual Meeting of Stockholders.  The value of the annual grant of equity is equal to $80,000, based on a valuation performed by the Compensation Committee’s independent consultant.  The stock options vest ratably over three year, have an exercise price equal to the fair market value of our common stock on the date of grant and have a seven-year term.  The restricted stock units vest ratably over three years and entitle the director to receive one share of common stock per unit upon vesting.  On April 26, 2013, Messrs. Chung, Grillo, Fu, Major, Noglows and Schubel were each granted 1,716 options to purchase shares of common stock and 934 restricted stock units.

In January 2014, the Board approved an increase in the value of the annual equity grant to $95,000, effective for the 2014 fiscal year.

Non-employee Directors may defer receipt of their cash fees under the Littelfuse Deferred Compensation Plan for Non-employee Directors (the “Non-employee Directors Plan”) and defer payout of their equity grants under the Long-Term Plan.   All deferrals are deposited with a third party trustee, where they (and any distributions thereon) are invested in Littelfuse common stock.  Deferred cash fees are generally paid in a lump sum or installments when the Director ceases to be a director of Littelfuse.  Deferred equity grants are paid out when the director ceases to be a Director or the date specified by the Director at the time of his or her deferral election.  Deferred payments owing to Gordon Hunter as a result of his prior service as a non-employee Director are expected to be delayed six months as required by law due to his status as a "specified employee" under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

The following table sets forth compensation paid to all persons who were non-employee directors at any time during 2013:

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
T. J. Chung	73,000	60,813	41,012	—	—	—	174,825
Cary T. Fu	58,000	60,813	41,012	—	—	—	159,825
Anthony Grillo(1)	76,000	60,813	41,012	—	—	—	177,825
John E. Major	65,500	60,813	41,012	—	—	—	167,325
William P. Noglows(1)	68,000	60,813	41,012	—	—	—	169,825
Ronald L. Schubel	58,000	60,813	41,012	—	—	—	159,825

(1)	Fees earned by these directors include amounts deferred under the Non-employee Directors Plan.

(2)

The amounts in this column reflect the full grant date fair value for the fiscal year ended December 28, 2013, in accordance with FASB ASC Topic 718, of restricted stock unit awards under the Long-Term Plan. Assumptions used in the calculation of these amounts are described in Note 13 to our audited financial statements for the fiscal year ended December 28, 2013 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2014. The full grant date fair value of each restricted stock unit awarded in 2013, determined in accordance with FAS ASC Topic 718, without regard to when the award was recognized for financial reporting purposes, is equal to $65.11. As of December 28, 2013, the aggregate numbers of restricted stock units outstanding (including restricted stock units that have been deferred under the Long-Term Plan) were: Mr. Chung, 8,904 shares; Mr. Fu, 934 shares; Mr. Grillo, 3,382 shares; Mr. Major, 3,382 shares; Mr. Noglows, 1,926 shares; and Mr. Schubel, 3,382 shares.

(3)

The amounts in these columns reflect the full grant date fair value for the fiscal year ended December 28, 2013, in accordance with FASB ASC Topic 718 of option awards under the Long-Term Plan (including predecessor plans), including amounts from awards granted in 2013. Assumptions used in the calculation of these amounts are described in Note 13 to our audited financial statements for the fiscal year ended December 28, 2013 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2014. The full grant date fair value of each option awarded in 2013, determined in accordance with FASB ASC Topic 718, without regard to when the award was recognized for financial reporting purposes, is equal to $23.90. As of December 28, 2013, the aggregate numbers of shares underlying option awards outstanding were: Mr. Chung, 6,851 shares; Mr. Fu, 1,716 shares; Mr. Grillo, 35,450 shares; Mr. Major, 11,237 shares; Mr. Noglows, 15,450 shares; and Mr. Schubel, 21,479 shares.

Stock Ownership Policy

In February 2011, the Board of Directors adopted a stock ownership policy that requires our executive officers and directors to hold and maintain a certain number of shares of common stock of the Company.  Each non-employee director is required to hold a number of shares equal to five times (5x) the amount of his annual cash retainer.  All new directors have five years from the date of election or appointment to satisfy their required stock ownership level. Until such time as a director achieves the required stock ownership level, the director is required to retain 50% of the shares of common stock realized from any equity awards granted by the Company. In the case of stock options, such shares are limited to “net shares” that remain after shares are sold or withheld to pay the exercise price of stock options, if applicable. Failure of a director to satisfy the applicable stock ownership level within the required compliance period may result in the director being ineligible to receive his annual equity award or being subject to a 100% retention requirement.  All of our directors are in compliance with the guidelines and requirements set forth in our stock ownership policy.

Attendance at Meetings.

The Board held eight meetings during fiscal year 2013.  All of the directors attended 100% of the meetings of the Board and the committees on which they served.  Consistent with our policy, all of our directors attended our 2013 annual meeting of stockholders.

      Independent members of our Board regularly meet in executive session without management present.  Stockholders wishing to communicate directly with the Board or individual directors should communicate in writing to our Corporate Secretary at our principal executive offices.  Our Corporate Secretary will in turn promptly forward such communication to the directors.

Board Leadership Structure and Role in Risk Oversight.

Our Chief Executive Officer, Gordon Hunter, also serves as the Chairman of the Board of Directors.  Additionally, William Noglows serves as the independent Lead Director. Among other things, the Lead Director convenes and chairs regular and special executive sessions of the independent directors and serves as liaison between the independent directors and our CEO and Chairman of the Board.  We believe that our leadership structure allows the Board to have better control of the direction of management, while still retaining independent oversight.  In understanding our structure, it is important to remember that Mr. Hunter served as a director of Littelfuse before serving as an executive officer.

The Board’s role in our risk oversight process includes receiving regular reports from members of management on areas of material risk to the Company, including operational, financial, legal and regulatory, compensation and strategic risks. The full Board or the appropriate committee receives these reports from management to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.  In addition, the full Board and each committee of the Board conducts an annual self-assessment based on feedback received from the individual members of the Board and each committee.

We reviewed our compensation policies and practices to assess whether such policies and practices as they relate to the Company’s employees were reasonably likely to have a material adverse effect on the Company. This assessment was made by the Senior Vice President, Chief Legal and Human Resources Officer and senior members of the Company’s human resources department in consultation with outside counsel. Where appropriate, the Senior Vice President, Chief Legal and Human Resources Officer and the senior members of the Company’s human resources department sought input from the Compensation Committee’s compensation consultant, the Company’s accounting and financial staff and other senior management. We concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company.  Our programs reflect sound risk management practices including:

●	Use of a variety of compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components;

●	Our annual incentive program awards are capped to limit windfalls;

●	The Compensation Committee has downward discretion over annual incentive program payouts;

●

Our equity incentive awards vest over several years, so while the potential compensation payable for equity incentive awards is tied directly to appreciation of our stock price, taking excessive risk for a short term gain is discouraged because it would not maximize the value of equity incentive awards over the long term; and

●

Our executive officers and directors are subject to a stock ownership policy that requires our executive officers and directors to hold and maintain a certain number of shares of common stock of the Company.

Board Committees

We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Technology Committee. Each of these committees has a written charter approved by our Board.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Technology Committee
T. J. Chung		Chairman		X
Cary T. Fu	X			X
Anthony Grillo	Chairman
Gordon Hunter				Chairman
John E. Major	X		Chairman	X
William P. Noglows		X	X
Ronald L. Schubel		X		X

Audit Committee.

The Audit Committee of the Board (the “Audit Committee”) is responsible for, among other things, the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. It is also the responsibility of the Audit Committee to (1) review the adequacy and effectiveness of the accounting and financial controls and procedures of the Company and (2) review transactions posing a potential conflict of interest between us and our directors, officers and affiliates.  A copy of the Audit Committee Charter is available on our website at www.littelfuse.com.  The Audit Committee met seven times in 2013.  Members of the Audit Committee are Anthony Grillo, the Chairman of the Audit Committee, John E. Major and Cary T. Fu, each of whom has been deemed by the Board to be “independent” and to meet the enhanced requirements for audit committee members under the NASDAQ rules and listing standards and the rules and regulations of the SEC.  The Board has determined that Anthony Grillo is an “audit committee financial expert” as defined by the SEC based on his prior experience as a certified public accountant, investment banker and private equity investor.

Compensation Committee.

The charter for the Compensation Committee of the Board (the “Compensation Committee”) is posted on our website at www.littelfuse.com.  The Compensation Committee is charged in the charter with the authority to, among other things, review our compensation practices and policies, review and recommend to the Board for its consideration and determination the compensation for the directors, Chief Executive Officer and the other executive officers, evaluate Chief Executive Officer performance, and annually review and report on our compensation discussion and analysis and recommend its inclusion in our Form 10-K and Proxy Statement.  The Compensation Committee held five meetings in 2013.  The members of the Compensation Committee are T.J. Chung, the Chairman of the Compensation Committee, William P. Noglows and Ronald L. Schubel, each of whom has been deemed by the Board to be independent under NASDAQ listing standards.  See the “Compensation Committee Report” below.

Processes and Procedures.

The Compensation Committee focuses on good governance practices and procedures in its operation.  In 2013, this included:

●	Considering compensation for the named executive officers (as defined below) in the context of all of the components of total compensation;

●	Reviewing prior compensation for the named executive officers, including all components of total compensation;

●	Conducting executive sessions with Compensation Committee members only; and

●

Obtaining professional advice from Compensation Strategies, Inc., an outside compensation consultant engaged directly by the Compensation Committee, that enabled the Compensation Committee to make decisions in the Company’s best interests, and having direct access to the outside compensation consultant.

Delegation of Authority.

The Compensation Committee charter does not provide authority to the Compensation Committee to delegate its role and responsibilities under the charter to anyone. However, pursuant to its charter, the Compensation Committee has the power, in its discretion, to retain at the Company’s expense, such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out the Compensation Committee’s duties.

Role of Executive Officers.

A discussion of the role of management in determining compensation levels can be found in this Proxy Statement under “Executive Compensation – Compensation Discussion and Analysis.”

Role of Compensation Consultant.

The Compensation Committee engaged Compensation Strategies, Inc. during the 2013 fiscal year to assist it with compiling a comprehensive analysis of market data and analyzing its implications for executive compensation at the Company, as well as various other executive compensation issues. Compensation Strategies, Inc. provided the following services in 2013: (1) reviewed our annual incentive and long-term incentive programs; (2) reviewed the executive compensation philosophy; (3) provided an update on executive compensation trends and pending and enacted legislation relevant to the compensation of our executive officers; and (4) reviewed the executive and director share ownership guidelines. The compensation consultant also provided competitive compensation data regarding the Company's peer group to the Compensation Committee in October 2013 for the formulation of executive compensation in 2014. Compensation Strategies continued to work with the Compensation Committee throughout the year with respect to these issues and as requested by the Compensation Committee. The Compensation Committee determined that Compensation Strategies, Inc. did not have any economic interests or other relationships that would conflict with its obligation to provide impartial and objective advice.

Nominating and Governance Committee.

It is the responsibility of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) to identify individuals qualified to serve on our Board and to recommend those individuals the Board should nominate for election at our annual meeting of stockholders.The Board has adopted a charter for the Nominating and Governance Committee.A copy of that charter is available on our website at www.littelfuse.com.The Nominating and Governance Committee met three times during 2013.The Nominating and Governance Committee reviewed the performance of all of the current members of the Board and determined and recommended to the Board that all of the current directors should be nominated for re-election.In making this recommendation, consideration was given to matters such as attendance at meetings, preparation for meetings, input at meetings, interaction with other Board members, and other tangible and intangible benefits their service as directors brought to us.No other candidates were recommended or evaluated.Members of the Nominating and Governance Committee are John E. Major, the Chairman of the Nominating and Governance Committee and William P. Noglows,each of whom has been deemed by the Board to be independent under NASDAQ listing standards.

Director Qualification Standards.  The Nominating and Governance Committee, in considering a person for a nominee as a director, takes into consideration such factors as it deems appropriate, including the following:

●	Experience as an executive or director of a publicly-traded company;

●	Familiarity with our business and our industry;

●	Availability to actively participate in meetings of the Board and attend the annual meeting of stockholders;

●	Knowledge and experience in the preparation or evaluation of financial statements;

●	Diversity of background, knowledge, skills and experience to create a well-rounded Board;

●	Satisfaction of the criteria for independence established by the SEC and NASDAQ listing standards, as they may be amended from time to time; and

●	Ability to interact in a productive manner with the other members of the Board.

The Nominating and Governance Committee will consider nominees for the Board recommended by stockholders, using the same evaluation process as for any other candidate.  Recommendations should be submitted to the Corporate Secretary at our principal executive offices or directly to any member of the Nominating and Governance Committee.  Any recommendation must include:

●	The name and address of the candidate;

●

A brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification factors set forth above; and

●	The candidate’s signed consent to be named in the Proxy Statement if nominated and to serve as a director if elected.

To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in our proxy statement for the 2015 Annual Meeting, stockholder recommendations for director must have been received by us no later than November 13, 2014.   Each stockholder recommendation must include the name and address of the nominating stockholder and the number of shares owned beneficially and of record by such stockholder.

Technology Committee.  It is the responsibility of the Technology Committee of the Board (the “Technology Committee”) to review our research and development activities and ensure we maximize the use of appropriate technology throughout the organization.  The Board has adopted a charter for the Technology Committee, which is available on our website at www.littelfuse.com.  The Technology Committee met four times in 2013.  Members of the Technology Committee are Gordon Hunter, the Chairman of the Technology Committee, T. J. Chung, John E. Major, Ronald L. Schubel and Cary T. Fu.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

T.J. Chung, William P. Noglows and Ronald L. Schubel served on the Compensation Committee during fiscal year 2013.  None of our executive officers served as a member of the Compensation Committee, or on a board of directors performing equivalent functions, of any entity that had one or more of its executive officers serving as a director or member of our Compensation Committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis, or CD&A, describes our 2013 executive compensation program. This CD&A is intended to be read in conjunction with the tables beginning on page 31, which provide detailed historical compensation information for our following named executive officers, or NEOs.

Name	Title
Gordon Hunter	Chairman of the Board, President and Chief Executive Officer
Philip G. Franklin	Senior Vice President and Chief Financial Officer
David W. Heinzmann	Chief Operating Officer
Ryan K. Stafford	Senior Vice President, Chief Legal and Human Resources Officer
Dieter Röder	Vice President and General Manager, Automotive Business Unit

As discussed in more detail below, effective January 10, 2014, Mr. Heinzmann was promoted from Vice President of Global Operations to the Company’s Chief Operating Officer, Mr. Franklin was promoted from Vice President, Operations Support, and Chief Financial Officer to the Company’s Senior Vice President and Chief Financial Officer, and Mr. Stafford was promoted from General Counsel and Vice President, Human Resources to the Company’s Senior Vice President, Chief Legal and Human Resources Officer.

Executive Summary

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our stockholders are entitled to cast an advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

As described below, our executive compensation programs are designed to align the interests of our executives with those of our stockholders, by rewarding performance that meets or exceeds established corporate and individual performance goals. Company performance is based on the achievement of specified financial objectives applicable to each named executive officer, which include sales, earnings per share and cash from operations, as well as performance measurements of the areas within the scope of authority of the named executive officer; whereas individual performance is based on each named executive officer’s achievement of specified individual performance objectives.

The compensation of our named executive officers during fiscal year 2013 should be viewed in light of our strong shareholder returns.  Our compounded annual shareholder return for the five year period ending December 28, 2013 (assuming reinvestment of dividends) was 42.3%, as compared to the compounded annual shareholder return over the same period of 26.0% for the Dow Jones Electrical Components and Equipment Industry Group Index and 20.1% for the Russell 2000 Index.

Our executive compensation program is designed to pay for performance. In fiscal year 2013, our annual incentive award targets for our named executive officers were weighted at 80% for targets that were directly performance-based and 20% for targets that were tied to individual goals that promote value to the Company. In addition, a significant portion of our executive compensation program consists of long-term compensation subject to long-term vesting requirements.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We believe we have programs that align the compensation of our executives with the interests of our stockholders and manage compensation risk, including stock ownership guidelines, an independent Compensation Committee and the use of an independent compensation consultant.

Pursuant to the SEC’s say-on pay rules, our shareholders approved, by the affirmative vote of 96% of the shares present in person or represented by proxy at the meeting and entitled to vote at our 2013 Annual Meeting, the compensation for our named executive officers in our 2013 proxy statement.  The Compensation Committee takes this approval into account when developing the compensation for our NEOs.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement under Proposal No. 4, which allows our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in the Compensation Discussion and Analysis, the executive compensation tables, and the accompanying narrative as presented in this Proxy Statement.

Total Rewards Philosophy

The Compensation Committee is responsible for guiding and overseeing the formulation and application of the compensation and benefit programs for our named executive officers. Our Total Rewards Philosophy for executive compensation is designed to drive performance in the form of global business growth and success by fully leveraging our investment in our human capital to create stockholder value.  To achieve our goals, we must attract and retain individuals with the appropriate expertise and leadership ability, and we must motivate and reward them to build long-term stockholder value.

The Compensation Committee has worked with our management and the Compensation Committee’s compensation consultant to design compensation programs with the following primary objectives:

●	Attract, retain and motivate highly qualified executives;

●	Reward executives based upon our financial performance at levels competitive with peer companies; and

●	Align a significant portion of the executive compensation with driving our performance and stockholder value in the form of performance-based executive incentive awards and long-term awards.

The design of our specific programs is based on the following guiding principles:

Performance

We believe that the best way to accomplish alignment of compensation with the interests of our stockholders is to link a significant portion of total compensation directly to meeting and exceeding individual, business unit and overall Company performance goals. When performance exceeds expectations, total pay levels are expected to be above the competitive median. When performance falls below expectations, total pay levels are expected to be below competitive levels.

Competitiveness

Compensation and benefit programs are designed to be competitive with those provided by companies with whom we compete for talent. While we target the 50th percentile of the total compensation programs of competitor companies, we also take into account other factors such as an executive’s operating responsibilities, management level, and tenure and performance in the position.  In order to help us analyze the competitiveness of our compensation programs, we developed a reference group which was used to set compensation for the 2013 fiscal year, as discussed in more detail below in “Total Rewards Philosophy – Competitive Analysis.”  This peer group was updated and used in October 2013 to set compensation for the 2014 fiscal year. Our health and welfare benefit programs, perquisites and other benefits are designed to provide competitive levels of protection and financial security but are not based on performance.

Cost

Compensation and benefit programs are designed to be cost effective, ensuring that the interests of our stockholders are considered.

The Annual Compensation Process

The Compensation Committee reviews industry data and performance results presented by its compensation consultant in determining the appropriate aggregate and individual compensation levels for the year. In conducting its review, the Compensation Committee considers quantitative performance results, the overall need of the organization to attract, retain and motivate the executive team, and the total cost of compensation programs. The Compensation Committee also reviews information showing the executive’s total target and actual compensation during the year. The amount of compensation already realized or potentially realizable, however, does not determine the level at which future pay opportunities may be set.

The Compensation Committee reviews base salaries starting in the fall, with any changes to be effective February 1 of the following year. This process aligns the timing of annual executive salary adjustments with the timing of adjustments for all other employees. To-date, approval of incentive awards for NEOs under the Littelfuse, Inc. Annual Incentive Plan (the “Annual Incentive Plan”) for the preceding year and the terms of the incentive awards for NEOs for the current year have been approved by the Compensation Committee at its January or February meeting (and such practice is expected to continue in the future if the Annual Incentive Plan is approved at our 2014 Annual Meeting of Stockholders). Stock options and restricted stock units (please see discussion below in the section entitled “Equity Compensation”) are granted at the meetings of the Compensation Committee and the full Board held in connection with our Annual Meeting of Stockholders. Since we establish the annual meeting schedule for our grants well in advance, there is no opportunity for manipulation of exercise prices on option grants if we are in possession of non-public information at the time of the meetings. Approval of grants for any newly-hired or promoted executives during the course of the year generally occurs at the Compensation Committee meeting immediately following the hiring or promotion, as applicable.

  Competitive Analysis

Competitive compensation levels for our Chief Executive Officer and other named executive officers are established through, among other methods,  the use of data obtained from the Compensation Committee’s compensation consultant.  These analyses include base salary, annual incentive opportunities and long-term incentive opportunities for comparable companies. With the advice of our compensation consultant, we adopted an industry reference group as a source to evaluate compensation levels, which industry group was used to set compensation for the 2013 fiscal year.   The reference group consists of 17 publicly-traded companies of reasonably similar size to us in the electronic equipment/electronic manufacturing services industry, the electronic components and equipment industry and the semiconductor/semiconductor equipment and manufacturing industry, representing different segments of our business.  The companies included in the reference group are set forth below:

COMPANY	TICKER SYMBOL
Actuant Corporation	ATU
Altera Corporation	ALTR
AVX Corporation	AVX
Cabot Microelectronics Corporation	CCMP
CTS Corporation	CTS
Diodes Incorporated	DIOD
Electro Scientific Industries, Inc.	ESIO
Franklin Electric Company, Inc.	FELE
Linear Technology Corporation	LLTC
Methode Electronics, Inc.	MEI
Molex Inc.	MOLX
MTS Systems Corporation	MTSC
ON Semiconductor Corporation	ONNN
Pulse Electronics Corporation	PULS
Rogers Corporation	ROG
Semtech Corporation	SMTC
Xilinx Inc.	XLNX

With the advice of our compensation consultant, in October 2013 we adopted an updated industry reference group as a source to evaluate compensation levels, which industry group was used to set compensation for the 2014 fiscal year. The Compensation Committee again reviewed the members of the reference group during 2013 based on information provided by the compensation consultant and determined it was appropriate to update the peer group for purposes of setting compensation for the 2014 fiscal year.  The new reference group consists of 18 publicly-traded companies of reasonably similar size to us in the electronic equipment/electronic manufacturing services industry, the electronic components and equipment industry and the semiconductor/semiconductor equipment and manufacturing industry, representing different segments of our business.  The companies included in the reference group are set forth below:

COMPANY	TICKER SYMBOL
Cabot Microelectronics Corporation	CCMP
CTS Corporation	CTS
Diodes Incorporated	DIOD
Electro Scientific Industries, Inc.	ESIO
Fairchild Semiconductor International, Inc.*	FCS
Gentex Corporation*	GNTX
Hubbell Incorporated*	HUBA, HUBB
KEMET Corporation*	KEM
Methode Electronics, Inc.	MEI
Molex Inc.	MOLX
MTS Systems Corporation	MTSC
ON Semiconductor Corporation	ONNN
Rogers Corporation	ROG
Semtech Corporation	SMTC
Stoneridge, Inc.*	SRI
TTM Technologies, Inc.*	TTMI
Veeco Instruments Inc.*	VECO
Vishay Intertechnology, Inc.*	VSH

* Represents new peer company for 2014.

The raw data derived from each company in the reference group is size-adjusted to approximate our revenues for the corresponding fiscal year.  The total compensation for our named executive officers is generally targeted at the 50th percentile of the adjusted data specific to each position.  In some instances, however, we provide compensation above or below the 50th percentile for a particular element and/or for a particular position, based on internal factors, including the executive’s operating responsibilities, management level, possible differences in compensation standards in the representative industries, the focus of our Total Rewards Philosophy, and tenure and performance of the executive officer in the position.

In 2013, the Compensation Committee awarded total compensation to Messrs. Hunter, Franklin, Heinzmann, Stafford and Röder that was 20%, 23%, 24%, 19% and 5%, respectively, above the median of our peer group for our 2013 fiscal year, as compared to -3%, +2%, +3%, -2% and -5%, respectively, in relation to the median of our new peer group for the 2014 fiscal year. In making the awards to our NEOs in 2013 above the median of our peer group for our 2013 fiscal year, in addition to analysis of our peer group, the Compensation Committee considered the individual scope of responsibility of each NEO, each NEO’s historical compensation levels, the NEO’s years of experience, the NEO’s past, and expected future, contributions to our success, market practice, internal equity considerations and individual performance.

Allocation between Cash and Non-Cash Compensation and Current and Long-Term Compensation

We believe that both cash components and non-cash components are appropriate mechanisms for delivering compensation. Cash compensation is used as current compensation (i.e., base salary and annual incentive awards), while non-cash compensation (i.e., stock options and restricted stock units) is generally used for long-term compensation. The allocation between cash and non-cash compensation is an outcome of our targeted competitiveness for individual program elements, including salary, annual incentive compensation and long-term incentive grants, and our practice with respect to allocating between the different types of incentive grants.  The mix of compensation ultimately realized by the named executives is determined by a combination of individual, team and Company-wide performance over time.

       The allocation between current and long-term compensation is based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive values, as opposed to a targeted allocation between current and long-term pay. We also consider certain internal factors that may cause us to target a particular element of a named executive’s compensation differently. These internal factors may include the named executive’s operating responsibilities, management level and tenure and performance in the position.  We consider the total compensation to be delivered to individual named executives, and as such, exercise discretion in determining the portion allocated to annual and long-term incentive opportunity.  We believe that this “total compensation” approach provides the ability to align pay decisions with the short-term and long-term needs of the business and the interests of our stockholders.  It also allows for the flexibility needed to recognize differences in performance of each named executive officer by providing differentiated pay.

Management’s Role

The key elements of management’s role in determining compensation levels for the named executive officers are as follows:

●

Develop performance measures: Management identifies appropriate performance measures, recommends performance targets that are used to determine annual awards, and develops individual performance objectives for each named executive officer.

●	Compile competitive market data: Management works with the compensation consultant in compiling compensation information and preparing the data for presentation to the Compensation Committee.

●

Develop compensation recommendations: Based on the compensation survey data and publicly disclosed compensation information, our Chief Executive Officer and our Senior Vice President, Chief Legal and Human Resources Officer prepare recommendations for the named executive officers (other than the Chief Executive Officer himself) and present these recommendations to the Compensation Committee.  Our Senior Vice President and Chief Financial Officer also assists in the preparation of performance targets and objectives based on our short- and long-term growth plans.  Our Chief Executive Officer also assists the Compensation Committee by providing input with regards to the fulfillment of the individual performance objectives of the named executive officers.

●

Chief Executive Officer compensation: The Compensation Committee reviews base salaries starting in the fall, with any changes to be effective February 1 of the following year. This process aligns the timing of annual executive salary adjustments with the timing of adjustments for all other employees. To-date, approval of incentive awards for NEOs under the Littelfuse, Inc. Annual Incentive Plan (the prior “Annual Incentive Plan”) for the preceding year and the terms of the incentive awards for NEOs for the current year have been approved by the Compensation Committee at its January or February meeting (and such practice is expected to continue in the future if the new Annual Incentive Plan is approved at our 2013 Annual Meeting of Stockholders). Stock options and restricted stock units (please see discussion below in the section entitled “Equity Compensation”) are granted at the meetings of the Compensation Committee and the full Board held in connection with our Annual Meeting of Stockholders. Since we establish the annual meeting schedule for our grants well in advance, there is no opportunity for manipulation of exercise prices on option grants if we are in possession of non-public information at the time of the meetings. Approval of grants for any newly-hired or promoted executives during the course of the year generally occurs at the Compensation Committee meeting immediately following the hiring or promotion, as applicable.

The Independent Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors to assist in carrying out its duties. Under this authority, the Compensation Committee retained Compensation Strategies, Inc. in August 2007 to assist in the structuring of executive compensation for 2008.  The Compensation Committee has continued to use Compensation Strategies, Inc. for assistance and reference with regards to executive compensation from 2009 to 2013, and into 2014.  Compensation Strategies did not provide any other services to us in 2013.  As mentioned previously, Compensation Strategies provided the following services in 2013:  (1) reviewed our annual incentive and long-term incentive programs; (2) reviewed the executive compensation philosophy; (3) provided an update on executive compensation trends and pending and enacted legislation relevant to the compensation of our executive officers; and (4) reviewed the executive and director share ownership guidelines.  The compensation consultant also provided competitive compensation data regarding the peer group to the Compensation Committee in October 2013 for the formulation of executive compensation in 2014.

Impact of Accounting and Tax Issues on Executive Compensation

In setting each named executive officer’s compensation levels, we do not have a stated policy that all compensation must be deductible. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with our other compensation goals.  The Compensation Committee and the Board analyze the overall expense arising from aggregate executive compensation levels and awards and the components of our pay programs. Section 162(m) of the Code (“Section 162(m)”) places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and our three other most highly compensated officers, other than the principal financial officer. Compensation, including compensation pursuant to plans or arrangements approved by our stockholders, that qualifies as “performance-based compensation” under Section 162(m) is not subject to the deduction limit.  The prior Annual Incentive Plan and the Long-Term Plan have been approved by our stockholders; as a result, stock options, stock appreciation rights, restricted stock units, performance shares, performance units and annual cash incentive awards under all of these plans that qualify as “performance-based compensation” will not be subject to the deductibility limit imposed by Section 162(m).  We are asking that shareholders approve the adoption of the new Annual Incentive Plan (see Proposal 4) so that awards granted under that plan can continue to not be subject to the deductibility limit imposed by Section 162(m), if desired by the Compensation Committee.

Employment Contracts

As of December 31, 2007, we entered into an amended and restated employment agreement with Mr. Gordon Hunter, our Chairman of the Board, President and Chief Executive Officer, which replaced his employment agreement dated as of May 1, 2006.  The employment agreement was amended and restated in order to comply with the requirements of Section 409A of the Code and the regulations and formal guidance issued thereunder (“Section 409A”).  The term of the employment agreement runs until death, disability, or such time as terminated by us or Mr. Hunter.  We may terminate Mr. Hunter’s employment for cause or for any reason upon 60 days notice subject to certain payments as further discussed below in the section entitled, “Gordon Hunter’s Employment Agreement Post-Employment Provisions.”  The employment agreement requires us to provide Mr. Hunter with a base salary of at least $525,000 per year, provisions for a home office, an automobile, and up to $15,000 in annual financial planning and tax counseling services.  The employment agreement also contains non-disclosure, non-competition, non-solicitation and non-hire provisions for Mr. Hunter upon cessation of his employment with us.  The foregoing description of the terms of the employment agreement is qualified in its entirety by reference to the employment agreement as set forth on Exhibit 10.2 to our Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

Mr. Dieter Röder, our Vice President and General Manager, Automotive Business Unit, continues to have in effect with us an employment agreement dated January 22, 2005 and amended in 2007 and 2008.  This agreement was entered into with Mr. Röder as part of our normal hiring practices in Germany and is governed by German law.  The employment agreement requires us to provide Mr. Röder with a monthly base salary, reimbursement for certain business-related expenses (including costs related to his home office), and an automobile (including maintenance and insurance).  The employment agreement also requires us to make a contribution as required by German law to a statutory social insurance scheme providing Mr. Röder's medical, dental and group accident insurance coverage. We also make a contribution to a German statutory pension insurance scheme as required by German law on behalf of Mr. Röder.    The employment agreement provides that we may only terminate it by providing at least three months’ notice, although no post-termination severance or other benefits are promised.  The employment agreement contains certain confidentiality provisions. In addition to what is provided in his employment agreement, Mr. Röder may be entitled to additional notice and severance benefits as required for all employees under German law.

Please see additional discussion regarding the terms of Messrs. Hunter’s and Röder’s employment agreements below in the section entitled “Post-Employment Compensation.”  Other than the change of control agreements also discussed below under “Post-Employment Compensation,” none of the other named executive officers have employment agreements.

Components of Total Compensation

The compensation of our named executive officers usually consists of five components:

●	base salaries;

●	annual incentive plan awards;

●	long-term incentive compensation;

●	perquisites and health and welfare programs; and

●	post-employment compensation.

Each component is designed to help achieve our compensation objectives and to contribute to a total compensation arrangement that is competitive, appropriately performance-based and valued by our executives.

A.	Base Salaries

Purpose:  The determination of each named executive officer’s base salary is designed to attract, retain and motivate highly qualified executives by paying a competitive salary.

Administration:  Our Chief Executive Officer and our Senior Vice President, Chief Legal and Human Resources Officer recommend named executive officer salary levels (other than for the Chief Executive Officer) to the Compensation Committee for approval.  The Compensation Committee reviews these recommendations along with the reference group information and other information and advice of the compensation consultant, if any, and makes its recommendations to the full Board for approval.  The Compensation Committee determines and makes Chief Executive Officer salary recommendations to the full Board for approval by the independent directors.

Determination of amounts:  While base salary is targeted at the 50th percentile of the reference group, we also take into account factors such as individual scope of responsibility, years of experience, past and future contributions to our success and possible differences in compensation standards in our industry. We strive to be market competitive in an effort to attract, retain and motivate highly talented executive officers.  The named executive officers’ salaries are determined by market salary data and each individual’s position, responsibility and longevity within our company and performance in that position.

The base salaries for the named executive officers in 2013 were determined based on historical compensation for our named executive officers and on compensation information provided by the compensation consultant.  In both 2013 and 2014, the Compensation Committee recommended to the Board and the Board approved increases in base salary for all named executive officers, effective as of February 1 of that year except for Mr. Heinzmann, whose 2014 increase was effective January 10, 2014 to coincide with his promotion from Vice President of Global Operations to the Company’s Chief Operating Officer. In connection with Mr. Heinzmann’s promotion, the Compensation Committee, after considering a compensation review prepared by Compensation Strategies, Inc., approved an increase in his annual base salary from $307,178 to $400,000

The base salary amounts for the named executive officers, effective as of February 1, 2013 and February 1, 2014 (or January 10, 2014, in the case of Mr. Heinzmann), respectively, are as follows:

NAME	2014 BASE SALARY	2013 BASE SALARY
Gordon Hunter	$730,714	$709,431
Philip G. Franklin	$408,512	$384,307
David W. Heinzmann	$400,000	$307,178
Ryan K. Stafford	$372,768	$330,362
Dieter Röder (1)	$285,794	$268,982

(1)     Mr. Röder’s base salary has been converted to U.S. dollars using the exchange rate as of December 27, 2013, the last business day of the 2013 fiscal year, of 1 Euro to 1.3814 U.S. Dollars.

B.	Annual Incentive Plan

Purpose:  The prior Annual Incentive Plan has been designed to provide a performance-based cash reward to the named executive officers (among other executives and key employees of the Company) for contributing to the achievement of our corporate goals and driving stockholder value, thereby addressing the objectives of our executive compensation policies.

Administration:  The Compensation Committee, after (1) consulting with our Chief Executive Officer and our Senior Vice President, Chief Legal and Human Resources Officer, (2) reviewing the reference group information and other information and advice, if any, of the compensation consultant and (3) discussing the financial goals and targets of the Company for the next fiscal year with our Chief Executive Officer, our Chief Operating Officer, and our Senior Vice President and Chief Financial Officer, establishes a threshold, target and maximum amount that may be awarded as an annual incentive compensation award to each named executive officer for the calendar year.  The threshold, target and maximum amounts are set as percentages of each named executive officer’s base salary.

Awards to NEOs are granted based on an explicit formula approved by the Compensation Committee and recommended to the full Board for approval, typically at the first meeting of each year.  At the end of each year, the amount of the total award payable to each of the named executive officers is calculated by the Compensation Committee based on Company and individual performance measures using a mathematical formula weighing each of the factors.  The Compensation Committee then recommends the awards to the full Board for approval.

The Compensation Committee retains the discretion to decrease the total award payable to any named executive officer and to adjust (upward or downward) any performance measure for extraordinary events or circumstances, except that no adjustment to performance measures will be made if it would cause an award subject to Section 162(m) to fail to qualify as “performance-based compensation” within the meaning of Section 162(m).  In the past, these adjustments have included severance charges and extreme commodity price changes.

Determination of amounts:  Incentive amounts are earned by each named executive officer based on the achievement of established objectives on a sliding scale from 0% to 200% of the target amount, which is set as a percentage of the named executive officer’s base salary. The maximum incentive amount that can be paid for a performance period has been limited under the prior Annual Incentive Plan to $2,000,000. This limit will increase to $2,500,000 under our new Annual Incentive Plan, if approved (see Proposal 3). While one factor we consider in compensation of our NEOs is where that compensation falls in relation to the 50th percentile of the total compensation of our reference group, we do not necessarily match our annual incentive awards against a certain percentile of the reference group and we consider other factors, such as internal equity considerations and the years of service of the NEO, in setting the compensation amounts.  We set the threshold, target and maximum amounts so that, if earned, we pay sufficient total annual compensation to remain competitive.

Expiration:  The prior Annual Incentive Plan expired on April 25, 2013. In January 2014, our Compensation Committee and our Board approved the new Annual Incentive Plan containing terms substantially similar to the prior Annual Incentive Plan and subject to stockholder approval (see Proposal 3).

Incentive awards paid to individual named executive officers have been based on both the actual financial results in relation to the target goals under the Annual Incentive Plan and an evaluation of the named executive officer’s performance in relation to his or her individual performance objectives.  Approximately 80% of the award has been tied to the actual financial results, such as sales, earnings per share and cash from operations, as well as performance measurements of the areas within the scope of authority of the named executive officer, in relation to the target goals under the Annual Incentive Plan and, except for an earnings per share threshold with respect to Mr. Hunter, approximately 20% has been based on individual performance objectives, some of which are qualitative in nature and require subjective determinations by the Committee in its discretion.  Since Section 162(m) allows payout amounts to be reduced (but not increased) at the discretion of the Compensation Committee, 20% of Mr. Hunter’s award has been fully-earned at a maximum level based on meeting a minimum amount of earnings per share, but then has been subject to reduction to appropriate levels based on performance against his stated goals, as determined by the Compensation Committee or Board in their negative discretion.

The following table summarizes the Annual Incentive Plan target percentages for the named executive officers for 2013:

NAME	THRESHOLD, TARGET AND MAXIMUM AMOUNTS AS A PERCENTAGE OF 2013 BASE SALARY
Gordon Hunter	50, 100 & 200%
Philip G. Franklin	35, 70 & 140%
David W. Heinzmann	30, 60 & 120%
Ryan K. Stafford	30, 60 & 120%
Dieter Röder	30, 60 & 120%

The threshold, target and maximum amounts as percentages of each named executive officer’s base salary are set forth in the Grants of Plan Based Awards in 2013 Table included in this Proxy Statement. Based on our previous financial performance and the projections for 2013 performance, the Compensation Committee set what it considered aggressive Company performance objectives for the prior Annual Incentive Plan in 2013.

In January 2014, the Compensation Committee made determinations as to the satisfaction of the individual performance factors for 2013 for each named executive officer and determined payouts under the prior Annual Incentive Plan for 2013. The table below shows the amounts earned under the awards granted under the prior Annual Incentive Plan in 2013 for each named executive officer and the amount as a percentage of base salary:

NAME	AMOUNTS AWARDED UNDER THE 2013 ANNUAL INCENTIVE PLAN	AWARDED AMOUNT AS PERCENT OF BASE SALARY
Gordon Hunter	$994,735	140%
Philip G. Franklin	$399,031	104%
David W. Heinzmann	$299,186	97%
Ryan K. Stafford	$321,766	97%
Dieter Röder (1)	$250,746	93%

(1)     The amount awarded to Mr. Röder has been converted to U.S. dollars using the exchange rate as of December 27, 2013, the last business day of the 2013 fiscal year, of 1 Euro to 1.3814 U.S. Dollars.

In connection with making the above awards, the Committee certified that the following performance had been achieved for 2013:

Goals	Weight	Adjusted Target Performance	Adjusted Actual Performance	Incentive Earned (% of Total Target)

Gordon Hunter
Corporate Sales (1)	20%	$700.3M	$706.9M	24%
Earnings per Share (2)	30%	$4.00	$4.34	60%
Working Capital % of Sales (3)	10%	27.6%	26.4%	14%
Cash from Operations	20%	$120.2	$122.4	22%

Individual:	20%	* 100% (4)	* 100% (4)	20% (4)

Total:	100%			140%

Philip G. Franklin
Corporate Sales (1)	10%	$700.3M	$706.9M	12%
Earnings per Share (2)	40%	$4.00	$4.34	80%
Working Capital % of Sales (3)	10%	27.6%	26.4%	14%
Cash from Operations	20%	$120.2	$122.4	22%

Individual:	20%	* 100% (4)	* 100% (4)	20% (4)

Total:	100%			148%

Goals	Weight	Adjusted Target Performance	Adjusted Actual Performance	Incentive Earned (% of Total Target)

Dave Heinzmann
Corporate Sales (1)	10%	$700.3M	$706.9M	12%
Earnings per Share (2)	40%	$4.00	$4.34	80%
Working Capital % of Sales (3)	10%	27.6%	26.4%	14%
Cash from Operations	20%	$120.2	$122.4	22%

Individual:	20%	* 100% (4)	* 170% (4)	34% (4)

Total:	100%			162%

Ryan K. Stafford
Corporate Sales (1)	10%	$700.3M	$706.9M	12%
Earnings per Share (2)	40%	$4.00	$4.34	80%
Working Capital % of Sales (3)	10%	27.6%	26.4%	14%
Cash from Operations	20%	$120.2	$122.4	22%

Individual:	20%	* 100% (4)	* 170% (4)	34% (4)

Total:	100%			162%

Dieter Röder
Earnings per Share (2)	20%	$4.00	$4.34	40%
Automotive Working Capital % of Sales (3)	10%	31.0%	29.5%	14%
Automotive Business Unit Sales (5)	15%	$229.5M	$240.4M	22%
Automotive Business Unit Operating Income (6)	35%	$33.5M	$38.0M	49%

Individual:	20%	* 100% (4)	* 150% (4)	30% (4)

Total:	100%			155%

(1)	Adjusted target corporate sales and adjusted actual corporate sales are adjusted to exclude sales from Hamlin, Inc. which was acquired on May 31, 2013.

(2)

Adjusted target earnings per share and adjusted actual earnings per share are adjusted to exclude (1) the net income of Hamlin, (2) acquisition expenses, (3) purchase accounting adjustments, (4) impairment charges and (5) foreign exchange gains.

(3)

Adjusted target working capital % of sales, adjusted actual working capital % of sales, adjusted target automotive working capital % of sales and adjusted actual automotive working capital % of sales are adjusted to exclude Hamlin sales and working capital.

(4)

Evaluation of individual performance goals and determination of results are discussed below. The Committee determined that the incentive earned (as a percent of goal target) for the individual goals for each of Messrs. Hunter, Franklin, Heinzmann, Stafford and Röder was 100%, 100%, 170%, 170% and 150%, respectively.

(5)	Adjusted target automotive business unit sales and adjusted actual automotive business unit sales are calculated by excluding Hamlin sales.

(6)

Adjusted target business unit operating income and adjusted actual business unit operating income are calculated by excluding (1) the operating income of Hamlin, (2) amortization, (3) acquisition expenses and (4) purchase accounting adjustments.

The personal performance objectives vary for each named executive officer, as described below, and are tailored to the job responsibilities of each individual NEO. Personal performance objectives considered in determining incentive awards are subject to change from year-to-year, depending on the needs of the Company and the role of the named executive officer; however, personal performance objectives in 2013 generally fell under three broad categories: (1) overall Company business performance; (2) development of managerial leaders and talent within the Company; and (3) legal compliance and corporate governance best practices.

Mr. Hunter’s personal performance objectives included: (1) talent and leadership development ; (2) business strategy communication; (3) mergers and acquisitions and capital structure; (4) operational excellence; and (5) legal compliance and corporate governance.  Mr. Franklin’s personal performance objectives included: (1) mergers and acquisitions planning and integration; (2) talent and leadership development; (3) investor relations and shareholder communications; and (4) key balance sheet measurements.  Mr. Heinzmann’s personal performance objectives included: (1) customer complaint reduction ; (2) improvements in lead times and fill rates; (3) cost reductions; (4) lean enterprise improvements; and (5) mergers and acquisitions.  Mr. Stafford’s personal performance objectives included: (1) legal compliance and corporate governance; (2) marketing strategy; (3) leadership and talent development; and (4) mergers and acquisitions.  Mr. Röder’s personal performance objectives included: (1) key sales growth initiatives; (2) lean enterprise improvements; (3) key operational improvements; (4) mergers and acquisitions; and (5) leadership and talent development.

While some of the 2013 individual performance objectives for each named executive officer may be measured by objective standards, others may be more qualitative in nature and are ultimately subject to the determination of the Compensation Committee based on input from our Chief Executive Officer. In the case of Mr. Hunter, his 20% portion is fully earned on meeting an earnings per share threshold of $2.00 and then is subject to reduction by the Compensation Committee or the Board in their negative discretion based on individual performance against stated goals.

At its January 2014 meeting, the Compensation Committee established the threshold, target and maximum amounts (as a percentage of base salary) to be awarded under the new Annual Incentive Plan for 2014 for the named executive officers, subject to stockholder approval of such plan (see Proposal 3) and achievement of financial objectives of the Company and individual performance objectives set by the Compensation Committee for 2014.

In connection with Mr. Heinzmann’s promotion to Chief Operating Officer and Mr. Stafford's promotion to Senior Vice President, Chief Legal and Human Resources Officer in January 2014, the Compensation Committee, after consideration of a compensation review prepared by its compensation consultant, approved an increase in Mr. Heinzmann’s and Mr. Stafford's target incentives under the Annual Incentive Plan for 2014 from 60% to 70% of base salary. The Board also approved these increases. Beginning in 2014, in order to protect their Section 162(m) exemption, 20% of the awards for Messrs. Franklin and Heinzmann will be subject to a minimum earnings per share requirement and Compensation Committee discretion to reduce, similar to Mr. Hunter.

The following table summarizes Annual Incentive Plan target percentages, as a percentage of base salary, for the named executive officers for 2014:

NAME	THRESHOLD, TARGET AND MAXIMUM AMOUNTS AS A PERCENTAGE OF 2014 SALARY
Gordon Hunter	50, 100 & 200%
Philip G. Franklin	35, 70 & 140%
David W. Heinzmann	35, 70 & 140%
Ryan K. Stafford	35, 70 & 140%
Dieter Röder	30, 60 & 120%

C.	Long Term Incentive Compensation

Purpose:  In 2013, the Compensation Committee awarded a combination of two types of equity awards under the Long-Term Plan to our named executive officers: stock option awards and restricted stock units. The Compensation Committee determined that the two award types emphasize the goals of our equity compensation: (1) to align each named executive officer’s financial interests with driving stockholder value; (2) to focus the named executive officers’ efforts on long-term financial performance of the Company; and (3) to assist in the retention of our named executive officers.

Administration: The Compensation Committee approves the awards of stock options and restricted stock units based upon (1) the recommendations of our Chief Executive Officer and our Senior Vice President, Chief Legal and Human Resources Officer with respect to the named executive officers other than the Chief Executive Officer, and on its own with respect to the Chief Executive Officer; and (2) reviewing the reference group information and other information and advice of the compensation consultant, if any.  The overall funding levels for our equity awards, however, are ultimately subject to the judgment and approval of the Compensation Committee to ensure appropriate alignment with the interest of our stockholders.

Since 2010, the Compensation Committee has granted stock options with a three-year vesting period and an exercise price equal to the fair market value of our common stock on the date of grant and restricted stock units with a three-year vesting period. Upon vesting, one share of our common stock will be delivered for each restricted stock unit award, net of any shares necessary to satisfy applicable tax withholding. The Long-Term Plan does not permit grants of stock options with exercise prices below the fair market value of the stock at the time of the grant.

Determination of Amounts: While we generally target total equity compensation awards at the 50th percentile of our reference group, we also take into account other factors, such as years of service with the Company and internal pay equity considerations, when determining total equity compensation.  The allocation by the Committee between the types of equity compensation is based primarily on a combination of market practice, internal equity considerations, individual performance and relative importance of the objectives behind each of the types (i.e. long-term financial performance and retention). In 2013, based on a valuation performed by the Compensation Committee’s independent consultant, the Compensation Committee determined that approximately 50% of the value of the equity awards should be made in stock options, with the remaining 50% of the value of the equity awards to be made in restricted stock units.  The restricted stock unit awards and stock options granted in 2013 to the named executive officers are set forth in the Grants of Plan-Based Awards in 2013 Table below.

In recognition of Mr. Röder’s efforts with respect to the Company’s successful acquisition of Hamlin, Inc. on May 31, 2013, the Committee approved a special, one-time award to him of 1,200 restricted stock units under the Long-Term Plan. The restricted stock units fully vest on the third anniversary of their grant date (subject to accelerated vesting upon death, disability, or change in control).

In connection with Mr. Heinzmann’s promotion to Chief Operating Officer, the Compensation Committee, after consideration of a compensation review prepared its compensation consultant, approved a special, one-time award to him of 2,142 restricted stock units under the Long-Term Plan. The restricted stock units fully vest on the third anniversary of their grant date (subject to accelerated vesting upon death, disability, or change in control).

Stock Ownership Policy

As mentioned above under the Director Compensation section, we adopted a stock ownership policy in fiscal year 2011 that requires our executive officers and directors to hold and maintain a certain number of shares of common stock of the Company. Our Chief Executive Officer is required to hold a number of shares equal to five times (5x) his base salary, our Chief Financial Officer, Senior Vice President and Chief Financial Officer, and our Senior Vice President, Chief Legal and Human Resources Officer, are each required to hold a number of shares equal to three times (3x) his respective base salary, and each of our other vice presidents and senior vice presidents is required to hold a number of shares equal to two times (2x) his or her respective base salary, each as may be adjusted by the Compensation Committee from time to time to account for a significant increase in the price of the Company’s common stock. As noted above, the stock ownership policy permits the Compensation Committee to adjust the ownership requirements in the event of a significant increase in the price of the Company’s common stock. In light of the approximately 51% increase in the price of the Company’s common stock during the 2013 fiscal year, in January 2014 the Compensation Committee approved an adjustment to the ownership requirements using the average January 2014 closing price of the Company’s common stock of $93 per share. As a result, effective January 2014, the ownership requirements for each person covered by the stock ownership policy (including the members of the Company’s Board of Directors) were adjusted by dividing the number of shares required to be held before the adjustment (for example, 5x base salary for our Chief Executive Officer) by $93 per share. All new executive officers have five years from the date of election or appointment to satisfy their required stock ownership level. Like the directors, until such time as an officer achieves the required stock ownership level, that officer is required to retain 50% of the “net shares” of common stock realized from any equity awards granted by the Company. Failure to satisfy the applicable stock ownership level within the required compliance period may result in an officer being ineligible to receive his or her annual equity award, ineligible to receive any cash bonus in the form of shares of common stock, and/or being subject to a 100% retention requirement. The NEOs are currently in compliance with the stock ownership policy.

D.	Perquisites and Health and Welfare Programs

Perquisites

Our Chief Executive Officer and other named executive officers are provided with the opportunity to receive executive physicals and financial planning services on an annual basis.  We participate in an executive physical program that provides approximately $5,000 in services per named executive officer. In addition, Mr. Hunter is entitled to $15,000 per year of financial planning and tax consulting services, and each of our other named executive officers is entitled to $12,000 per year of financial planning services.  We provide these benefits to help our named executive officers efficiently manage their time and financial affairs and to allow them to stay focused on business issues and minimize distractions of this type.  Additionally, Messrs. Hunter and Röder are provided with a Company automobile as required by their employment agreements, the terms of which were established to remain competitive with our referenced peer group or, in Mr. Röder's case, local practice. For more information on these perquisites, see the Summary Compensation Table below.

Health and Welfare Programs

Our U.S. named executive officers participate in the same health and welfare programs designed for all of our full-time U.S. employees.  We believe these programs are important components of a total compensation system, and we provide them to remain competitive. The core package includes group health, dental, disability, business travel accident, life and accidental death and dismemberment (AD&D) coverage.  The U.S. named executive officers are also provided with an increased amount of life and AD&D insurance in order to provide a targeted level of coverage equal to three times base salary.  We provide these benefits to remain competitive with those U.S. companies with whom we compete for executive talent.

For Mr. Röder (and all of our employees located in Germany), we pay an amount of statutory social insurance as required by German law which provides medical, dental and group accident insurance coverage.

E.	Post-employment Compensation

Retirement Plans

We provide retirement benefits to our U.S. employees and named executive officers through the following plans:

Littelfuse, Inc. 401(k) Retirement and Savings Plan

Named executive officers (other than Mr. Röder) may elect to participate in the 401(k) Plan on the same basis as all other U.S. employees. The Littelfuse, Inc. 401(k) Retirement and Savings Plan (“401(k) Plan”) provides employees the opportunity to save for retirement on a tax-favored basis. The Company amended the 401(k) Plan, effective as of January 1, 2012, to provide mandatory Company contributions equal to 2% of a participant’s annual eligible pay.  This is in addition to the existing Company matching contributions, which provide a dollar-for-dollar match on participant salary deferrals up to 4% of a participant’s annual eligible pay (subject to IRS compensation limits).  The Plan also provides for discretionary contributions for those eligible, active participants who as of January 1, 2010, participated in the Littelfuse, Inc. Retirement Plan (“Pension Plan”) and had earned a minimum of 10 years of service and a combined age and years of service of at least 60 (the “60 Point Group”).  The Company has currently set these contributions at 5% of base pay (subject to IRS compensation limits).  All contributions to the 401(k) Plan are fully vested and nonforfeitable.

Littelfuse, Inc. Supplemental Retirement and Savings Plan

Named executive officers (other than Mr. Röder) may elect to participate in the Littelfuse, Inc. Supplemental Retirement and Savings Plan, effective January 1, 2010 (the “Supplemental Plan”). The Supplemental Plan is offered to a select group of U.S. management employees who earn above a designated threshold. The Supplemental Plan is a top-hat non-qualified defined contribution retirement plan that allows participants to plan for retirement by deferring up to 90% of their annual eligible pay. The Company makes fully vested matching contributions which provide a dollar-for-dollar match on total participant salary deferrals to both the Supplemental Plan and the 401(k) Plan, less any match already made under the 401(k) Plan. This match is intended to ensure that the IRS deferral and compensation limits that apply to the 401(k) Plan do not prevent participants from deferring the desired percentage of their earnings and receiving their full matching contribution on such amount.  The Company may also provide fully vested contributions to certain U.S. members of the 60 Point Group (as defined above) to ensure they receive their full contribution, without regard to the IRS compensation limit that applies to the 401(k) Plan ($255,000 for 2013).  The Supplemental Plan tracks the compensation definitions and 60 Point Group contribution percentages that apply to the 401(k) Plan.

Other Plans

The named executive officers (other than Mr. Röder) accrued a retirement benefit under the Littelfuse, Inc. Retirement Plan prior to it being frozen effective April 1, 2009. See the section entitled “Pension Benefits” below for more information.

Mr. Franklin accrued a retirement benefit under the Littelfuse, Inc. Supplemental Executive Retirement Plan (the “SERP”) prior to its termination effective December 31, 2009. See the section entitled “Nonqualified Deferred Compensation” below for more information.

Mr. Röder participates in a German statutory pension insurance scheme on the same basis as all of our other German employees.

Post-Employment Compensation

Each of the named executives has entered into a change of control agreement with the Company that provides certain payments and benefits on termination of employment in connection with a change of control of the Company. For more information on our change of control agreements, please see the section entitled “Post-Employment Compensation – Change of Control Agreements Post-Employment Provisions.”

COMPENSATION COMMITTEE REPORT

To the Board of Directors of Littelfuse, Inc.:

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement.

Based on the review and discussion referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 28, 2013.

Compensation Committee:

Tzau-Jin (T. J.) Chung (Chairman)
William P. Noglows
Ronald L. Schubel

The foregoing report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s proxy rules or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

The following table sets forth compensation information for our named executive officers for services rendered in all capacities to us and our subsidiaries in fiscal years 2013, 2012 and 2011.

Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL COMPENSATION ($)
Gordon Hunter	2013	709,431	—	731,693	987,070	994,735	0	119,140	3,542,069
Chairman of the Board,	2012	688,768	—	737,693	925,848	725,706	37,679	192,675	3,308,369
President and Chief	2011	668,707	—	543,167	779,418	766,123	16,134	46,820	2,820,369
Executive Officer

Philip G. Franklin	2013	384,307	—	287,135	387,180	399,031	0	70,20177,722	1,527,854
Senior Vice President and	2012	373,114	—	289,279	362,390	300,737	74,499	51,267	1,477,741
Chief Financial Officer	2011	362,247	—	189,193	269,610	283,253	31,947		1,187,517

David W. Heinzmann	2013	307,178	—	197,283	265,290	299,186	0	62,321	1,131,258
Chief Operating Officer	2012	298,231	—	199,226	250,166	206,040	178,789	47,726	1,180,178
	2011	289,545	—	146,472	213,237	192,324	54,726	35,361	931,665

Ryan K. Stafford	2013	330,362	—	231,141	310,700	321,766	0	44,895	1,238,864
Senior Vice	2012	320,740	—	233,150	292,250	221,591	17,283	47,968	1,132,982
President,Chief Legal and	2011	311,398	—	152,575	215,688	208,708	4,912	22,132	915,413
Human Resources Officer

Dieter Röder	2013	268,982	—	250,437	210,320	250,746	0	25,216	1,006,010
Vice President and General Manager, Automotive Business Unit (6)

(1)

All cash compensation received by each named executive officer is found in either the Salary or Non-Equity Incentive Plan Compensation columns of this Table.  The amounts that would generally be considered annual “bonus” awards are found under the Non-Equity Incentive Plan Compensation column.

(2)

The amounts in these columns reflect the full grant date fair value for the years 2011, 2012 and 2013, in accordance with FASB ASC Topic 718, of restricted stock units and option awards under our Long-Term Plan (and the predecessor plans).  Assumptions used in the calculation of these amounts are described in Note 13 to our audited financial statements for the fiscal year ended December 28, 2013 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2014.

(3)

Represents payouts for performance under the Annual Incentive Plan. See “COMPENSATION DISCUSSION AND ANALYSIS” and “NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN 2013 TABLE” for a discussion of how amounts were determined.

(4)

Amounts shown in this column for 2013 represent the increase in the actuarial present value of each U.S. NEO's accumulated benefit under the Pension Plan from December 29, 2012 to December 28, 2013. Although the Pension Plan was frozen effective April 1, 2009, the actuarial present value of each NEOs benefit under the plan is subject to change, largely due to the passage of time, and changes in the discount rate used to value the Pension Plan's liabilities. The discount rate used to value the plan changed from 3.85% per annum as of December 29, 2012 to 4.75% per annum as of December 28, 2013. As a result, there was no increase in the actuarial present value of benefits for any of the NEO’s in 2013.

There are no above-market or preferential earnings in the Supplemental Plan or the SERP. See the 2013 Nonqualified Deferred Compensation Table for more information.

(5)

The amounts in this column for 2013 reflect company and matching contributions allocated by us to each U.S. NEO (other than Mr. Röder) pursuant to our 401(k) Plan, and Supplemental Plan, and the cost of insurance premiums paid by us with respect to term life and AD&D insurance.  The amount of company matching contributions made to our 401(k) plan in 2013 for Messrs. Franklin and Heinzmann were $27,700 and $27,905, respectively. The amount of company contributions made to the Supplemental Plan in 2013 for Mr. Hunter was $56,871.

Each named executive officer is also eligible to receive tax and financial planning services provided by a third-party service provider and a physical examination, although Mr. Röder did not use these benefits in 2013.  In addition, the amounts for Messrs. Hunter and Röder include the value of the personal use of a Company automobile, including maintenance, fuel and upkeep costs; the amount for Mr. Hunter includes club membership dues and spouse travel for industry events; Mr. Franklin’s amount includes club membership dues; and Mr. Röder’s amount includes a contribution to the German statutory pension insurance scheme as required by German law.

(6)

Mr. Röder, a non-U.S. employee compensated in Euros, became a named executive officer in 2013, and was not a named executive officer in 2012 and 2011. All compensation to Mr. Röder (other than the restricted stock unit and option awards) is presented in this table using the exchange rate as of December 27, 2013, the last business day of the 2013 fiscal year, of 1 Euro to 1.3814 U.S. Dollars.

The following table provides additional information with respect to options and stock-based awards granted in 2013, the value of which was provided in the Stock Awards and Options Awards columns of the Summary Compensation Table, and the potential range of payouts associated with the Annual Incentive Plan.

Grants of Plan-Based Awards in 2013 Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: # of Shares of Stock or Units	All Other Option Awards: # of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Gordon Hunter	4/26/2013(2)	--	--	--	--	--	--	11,230	--	--	731,185
	4/26/2013(3)	--	--	--	--	--	--		41,300	66.68	987,070
	N/A (4)	354,716	709,431	1,418,863	--	--	--	--	--	--	--
Philip G. Franklin	4/26/2013(2)	--	--	--	--	--	--	4,410	--	--	287,135
	4/26/2013(3)	--	--	--	--	--	--	--	16,200	66.68	387,180
	N/A (4)	134,508	269,015	538,031	--	--	--	--	--	--	--
David W. Heinzmann	4/26/2013(2)	--	--	--	--	--	--	3,030	--	--	197,283
	4/26/2013(3)	--	--	--	--	--	--	--	11,100	66.68	265,290
	N/A (4)	92,154	184,307	368,614	--	--	--	--	--	--	--
Ryan K. Stafford	4/26/2013(2)	----	--	--	--	--	--	3,550	--	--	231,141
	4/26/2013(3)	--	--	--	--	--	--	--	13,000	66.68	310,700
	N/A (4)	99,109	198,217	396,434	--	--	--	--	--	--	--
Dieter Röder	4/26/2013(2)	--	--	--	--	--	--	2,390	--	--	155,613
	8/1/2013(2)	--	--	--	--	--	--	1,200	--	--	94,824
	4/26/2013(3)	--	--	--	--	--	--	--	8,800	66.68	210,320
	N/A (4)(5)	80,695	161,389	322,778	--	--	--	--	--	--	--

(1)

Represents the full grant date fair value of restricted stock units and option awards reported in this table determined in accordance with FASB ASC Topic 718, based on the assumptions discussed under the Summary Compensation Table. The options granted on April 26, 2013 had a grant date fair value of $23.90 per share; the restricted stock units granted on April 26, 2013 are valued at $65.11 per unit and the restricted stock units granted on August 1, 2013 are valued at $79.02 per unit.

(2)

Represents grants of restricted stock units awarded under the Long-Term Plan.  See “Compensation Discussion and Analysis” and “NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN 2013 TABLE” for information regarding the vesting of restricted stock units.

(3)

Represents stock options awarded under the Long-Term Plan.  See “COMPENSATION DISCUSSION AND ANALYSIS” AND “NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN 2013 TABLE” for information regarding the vesting of stock options.

(4)

Represents payouts for 2013 performance under the Annual Incentive Plan. See “COMPENSATION DISCUSSION AND ANALYSIS” and “NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN 2013 TABLE” for a discussion on how amounts were determined.

(5)

The target, threshold and maximum amounts reported for Mr. Röder have been converted into U.S. Dollars using the exchange rate as of December 27, 2013, the last business day of the 2013 fiscal year, of 1 Euro to 1.3814 U.S. Dollars.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2013 Table

Annual Incentive Plan

The amounts listed in the Threshold, Target and Maximum columns under the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards heading of the Grants of Plan-Based Awards in 2013 Table represent the potential range of cash awards for the prior Annual Incentive Plan for 2013. For 2013, threshold, target and maximum awards were established for each named executive officer as a percent of base salary as shown below.

Name	Annual Incentive Plan Threshold, Target and Maximum as Percent of Base Salary

Gordon Hunter	50, 100 & 200%
Philip G. Franklin	35, 70 & 140%
David W. Heinzmann	30, 60 & 120%
Ryan K. Stafford	30, 60 & 120%
Dieter Röder	30, 60 & 120%

Option Awards and Restricted Stock Unit Awards

The stock option awards granted to NEOs in 2013 under the Long-Term Plan vest ratably over three years and have a seven-year term.  The restricted stock units granted to NEOs in 2013 under the Long-Term Plan also vest ratably over three years.  Upon vesting, one share of our common stock will be delivered for each restricted stock unit award (or, where non-U.S. law prohibits settlement in stock, payment may be made in cash).

See “COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of the proportion of salary and bonus in relation to total compensation, which is discussed under “Allocation between Cash and Non-Cash Compensation and Current and Long-Term Compensation,” and other material terms of our named executive officers’ compensation and the related amounts included in the foregoing tables.

The following table provides information regarding the outstanding equity awards held by each of the named executive officers as of December 28, 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End Table

	Option Awards						Stock Awards
Name	# of Securities Underlying Unexercised Options - Exercisable	# of Securities Underlying Unexercised Options - Unexercisable		Option Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gordon Hunter	0	10,600	(1)	62.21	04/29/2018	22,170	2,054,494	0	0
	0	26,400	(1)	63.09	04/27/2019
	0	41,300	(1)	66.68	04/26/2020

Phillip G. Franklin	4,400	0		35.50	04/28/2015	8,569	794,089	0	0
	4,400	0		25.20	04/26/2015
	4,400	0		25.20	04/26/2017
	6,400	0		41.22	04/27/2014
	13,100	0		36.33	04/25/2015
	12,500	0		42.13	04/30/2017
	7,333	3,667	(1)	62.21	04/29/2018
	5,167	10,333	(1)	63.09	04/27/2019
	0	16,200	(1)	66.68	04/26/2020

David W. Heinzmann	9,900	0		42.13	04/30/2017	5,983	554,445	0	0
	5,800	2,900	(1)	62.21	04/29/2018
	3,567	7,133	(1)	63.09	04/27/2019
	0	11,100	(1)	66.68	04/26/2020

Ryan K. Stafford	5,867	2,933	(1)	62.21	04/29/2018	6,903	639,701	0	0
	4,167	8,333	(1)	63.09	04/27/2019
	0	13,000	(1)	66.68	04/26/2020

Dieter Röder	1,675	0		36.33	04/25/2015	5,883	545,177	0	0
	4,733	0		42.13	04/30/2017
	4,400	2,200	(1)	62.21	04/29/2018
	2,800	5,600	(1)	63.09	04/27/2019
	0	8,800	(1)	66.68	04/26/2020

(1)	Represents outstanding stock option awards granted from 2011 through 2013 which expire seven years from the date of grant and vest 33% on the first three anniversaries of the grant date.

(2)

Represents outstanding grants of restricted stock units.  Restricted stock units vest 33% per year over a three-year period following the grant date and settle in shares of common stock.    Our quarterly dividend paid to holders of shares of our common stock are not paid on the outstanding unvested restricted stock units.

(3)

Values are based on the closing price of $92.67 per share of our common stock on the NASDAQ on December 27, 2013, the last business day of fiscal 2013.  There is no guarantee that, if or when the restricted stock units vest, they will have this value.

The following table provides the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year.

Options Exercises and Stock Vested in 2013 Table

	Option Awards		Stock Awards
Name	# of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	# of Shares Acquired on Vesting (1)	Value Realized on Vesting ($) (2)
Gordon Hunter	155,900	4,552,039	20,786	1,396,585
Philip G. Franklin	103,747	4,574,071	6,807	457,953
David W. Heinzmann	31,775	1,295,486	5,202	350,062
Ryan K. Stafford	27,075	1,143,715	5,463	367,531
Dieter Röder	9,350	537,080	3,849	258,952

(1)

Restrictions lapsed on April 24, 2013 on restricted shares awarded on April 24, 2009 and were settled with 9,800, 2,750, 2,175, 2,200 and 1,575 shares for Messrs. Hunter, Franklin, Heinzmann, Stafford and Röder, respectively.

Restrictions lapsed on April 30, 2013 on restricted shares awarded on April 30, 2010 and were settled with 4,033, 1,460, 1,150, 1,170 and 827 shares for Messrs. Hunter, Franklin, Heinzmann, Stafford and Röder, respectively.

Restrictions lapsed on April 29, 2013 on restricted shares awarded on April 29, 2011 and were settled with 2,966, 1,033, 833, 800, and 600 shares for Messrs. Hunter, Franklin, Stafford, Heinzmann and Röder, respectively.

Restrictions lapsed on April 27, 2013 on restricted shares awarded on April 27, 2012 and were settled with 3,987, 1,564, 1,077, 1,260 and 847 shares for Messrs. Hunter, Franklin, Heinzmann, Stafford and Röder, respectively.

(2)

The value of restricted shares that vested on April 24, 2013, April 27, 2013, April 29, 2013 and April 30, 2013 is based on the closing prices per share of $66.37, $66.68, and $67.00 and $69.82, respectively, on that date.

PENSION BENEFITS

The table below provides the actuarial present value of the named executive officers’ accumulated benefits and the number of years of service credited to each named executive officer under the frozen Pension Plan.

2013 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Gordon Hunter	Littelfuse, Inc. Retirement Plan	5	$188,498	—
Philip G. Franklin	Littelfuse, Inc. Retirement Plan	10	$371,617	—
David W. Heinzmann	Littelfuse, Inc. Retirement Plan	24	$479,486	—
Ryan K. Stafford	Littelfuse, Inc. Retirement Plan	2	$40,289	—
Dieter Röder (2)	—	—	—	—

(1)

The figures shown in the Pension Benefits Table represent the present value, as of December 28, 2013, of the benefits earned under the Pension Plan as of April 1, 2009, the date benefits under the Pension Plan were frozen. Present values were determined based on the following assumptions:

(a)	Each participating named executive officer is assumed to continue in active service until the earliest date at which he is entitled to retire and commence to receive unreduced benefit payments;

(b)	The benefit for each participating named executive officer is assumed to be paid as an annuity for the life of the named executive officer; and

(c)

The discount rate and mortality assumptions used to value the plan for the purposes of disclosure pursuant to ASC Topic 715-30 as of December 28, 2013. Specifically, a discount rate of 4.75% per annum and the PPA 2014 Annuitant Mortality Table (post-retirement only) were used.

(2)	Dieter Röder is not a participant in the Pension Plan.

Before April 1, 2009, all U.S. employees, including the participating named executive officers, were eligible to participate in the Pension Plan, a tax-qualified defined benefit pension plan, upon completion of one year of service. The Company froze benefit accruals under the Pension Plan effective April 1, 2009. Hence, no participant, including the named executive officers, accrued any additional benefit for 2013.

The Pension Plan provides a benefit equal to 1% of final average monthly compensation plus 1/2% of final average monthly compensation in excess of covered compensation, for each year of credited service over one. “Final average monthly compensation” is the monthly average of the five consecutive calendar years’ compensation out of the last ten completed calendar years that give the highest average. The Pension Plan does not take into account compensation or credited service on or after the freeze date of April 1, 2009 (except as may be required by law). Compensation considered is base pay actually paid, excluding overtime and bonuses, subject to the IRS compensation limit. Participants become 100% vested after completion of five years of service, which vesting service a participant can continue to earn after the freeze date.

The benefit is payable as an annuity commencing at normal retirement date, which is the first of the month coincident with or next following the attainment of age 65 and completion of five years of vesting service. Participants are eligible for early retirement upon attaining age 55 and completing ten years of vesting service, with no reduction if payments commence at or after age 62, and reduced by formula for commencements prior to age 62. Participants separating from service after becoming 100% vested in their benefit but prior to becoming eligible for early retirement are eligible to start receiving their benefit payments as early as age 55, but that benefit will be actuarially reduced if payments commence prior to their normal retirement date.

In addition to the formula benefit described above, participants who retire after becoming eligible for early retirement but prior to their normal retirement date may be entitled to receive a temporary supplement of up to $600 per month from age 62 until age 65. The group of employees eligible to receive the temporary supplement was frozen as of April 1, 2009. None of the named executive officers are eligible for the temporary supplement.

NONQUALIFIED DEFERRED COMPENSATION

The following table discloses contributions, earnings and balances under the SERP and the Supplemental Plan for each named executive officer.

2013 Nonqualified Deferred Compensation Table

Name	Executive Contributions in 2013	Company Contributions in 2013	Aggregate Earnings in 2013	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/28/2013
	($) (1)	($) (2)	($) (3)	($)	($) (4)
Gordon Hunter	141,542	56,191	751,932	—	2,881,678
Philip G. Franklin	—	21,786	79,368	—	2,105,997 (5)
David W. Heinzmann	3,064	13,899	9,063	—	77,533
Ryan K. Stafford	3,296	12,087	13,552	—	78,634
Dieter Röder	—	—	—	—	—

(1)

These amounts reflect base salary and bonus for Mr. Hunter and base salary for Messrs. Heinzmann and Stafford that would have been paid to the applicable named executive officers in 2013 but was deferred under the Supplemental Plan.

(2)

These amounts reflect Company and matching contributions made under the Supplemental Plan. These amounts were reported in the “All Other Compensation” column of the Summary Compensation Table for 2013.

(3)

These amounts represent interest earnings credited to the named executive’s account in the Supplemental Plan. Interest earnings credited to these accounts are derived from the actual returns on the same investment options that are available under the 401(k) Plan, and the allocation the executives make amongst those qualified plan investment options. Given that these investment options are available to all employees participating in the non-discriminatory, tax-qualified 401(k) Plan, the interest earnings credited to the Supplemental Plan are not considered to be above market and, thus, do not need to be reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

For Mr. Franklin, this also includes interest earnings credited to his SERP account. Interest earnings were credited in 2013 to this account at a rate of 1.25% per annum. None of the interest earnings credited in 2013 were in excess of the amount of interest earnings that would have been credited in 2013 had the interest crediting rate been equal to 120% of the long-term, annual applicable federal rate published by the Internal Revenue Service for December 2013 (3.99%). As such, none of the interest earnings credited to Mr. Franklin’s SERP account in 2013 are required to be reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

(4)

These amounts include previously earned, but deferred, compensation and the value of Company and matching contributions that were reported in our Summary Compensation Table in previous years as follows: (i) $443,242 in fiscal 2012, $1,232,226 in fiscal 2011, and $65,404 in fiscal 2010 for Mr. Hunter; (ii) $59,934 in fiscal 2012 and $187,996 in fiscal 2011 for Mr. Franklin; (iii) $36,391 in fiscal 2012 and $12,630 in fiscal 2011 for Mr. Heinzmann; and (iv) $35,023 in fiscal 2012, and $11,908 in fiscal 2011 for Mr. Stafford.

(5)

This amount includes a SERP account balance of $1,756,558, which is comprised of no contribution by Mr. Franklin, $1,190,604 of Company contributions and $565,954 of interest earnings. The amounts reported as compensation for Mr. Franklin in the “All Other Compensation” column and the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2013 are both $0. As of December 28, 2013, Mr. Franklin is 100% vested in his SERP account balance.

We continue to maintain the SERP, an unfunded top-hat non-qualified deferred compensation plan that was terminated effective December 31, 2009, until all benefits that are due to participants are paid out. The SERP was a legacy plan that was closed to new participants several years ago. The plan was intended to provide supplemental retirement benefits to enable us to attract and retain executives. The target benefit under the SERP was 65% of the participant’s expected final average compensation offset by (a) the benefits attributable to employer contributions under any qualified retirement plans maintained by us and (b) 50% of the participant’s estimated Social Security retirement benefit. Mr. Franklin is the only named executive officer who is a participant in the SERP. Upon his termination or retirement, benefits would generally be paid as a lump sum as soon as administratively feasible following a six month deferral period as required by Section 409A. No new SERP benefits can be earned on or after December 31, 2009, other than certain change of control benefits described below and annual interest to be credited based on the five-year Treasury constant maturity rate until the accounts are distributed.

On October 9, 2009, the Company adopted the Supplemental Plan for a selected group of U.S. management employees, including the named executive officers. The Supplemental Plan is a top-hat non-qualified defined contribution retirement plan that allows participants to save for retirement by deferring up to 90% of their annual eligible pay to the Supplemental Plan and receiving a match thereon. For more information about the Supplemental Plan, please see the section entitled “Post-Employment Compensation - Retirement Plans.”

POST-EMPLOYMENT COMPENSATION

Upon the termination of employment of a named executive officer, that officer may be entitled to additional benefits or payments beyond those provided under our benefit plans, depending on the event triggering the termination.  The events that would trigger a named executive officer’s entitlement to additional benefits or payments, and the estimated value of these additional benefits or payments, are described in the following table. The table has been prepared assuming a termination date and, where applicable, a change of control date, of December 28, 2013, the last day of our 2013 fiscal year, and a stock price of $92.93 per share, which was the closing price of our common stock on December 31, 2013 (the last trading day of fiscal year 2013):

	Voluntary Resignation for Good Reason or Involuntary Termination other than for Cause		Voluntary Resignation other than for Good Reason or Involuntary Termination for Cause		Voluntary Resignation for Good Reason or Involuntary Termination other than for Cause within 2 years of a Change of Control		Death		Disability		Retirement
Gordon Hunter	$7,511,922	(1)	$5,058,853	(5)	$13,098,266	(2)	$8,842,721	(3)	$6,714,428	(4)	$5,083,853	(5)
Philip G. Franklin	$2,944,382	(5)	$2,944,382	(5)	$5,717,703	(2)	$4,348,542	(3)	$3,195,621	(4)	$2,944,382	(5)
David W. Heinzmann	$77,533	(5)	$77,533	(5)	$2,709,905	(2)	$1,765,222	(3)	$843,688	(4)	$77,533	(5)
Ryan K. Stafford	$78,634	(5)	$78,634	(5)	$2,684,148	(2)	$1,945,851	(3)	$954,765	(4)	$78,634	(5)
Dieter Röder	$0		$0		$2,227,354	(2)	$615,410	(3)	$615,410	(4)	$0

(1)

The figure shown represents: (i) one year of base salary, (ii) his Annual Incentive Plan target bonus, (iii) the cost of one year of continued coverage under our group health and dental plans, calculated using the applicable COBRA premium, less the cost he paid for health and dental coverage in 2013, (iii) a pro-rata portion of his 2013 Annual Incentive Plan bonus (which would be the full bonus assuming termination on the last day of our fiscal year), (iv) the cost of one year of continued coverage under our group life insurance plan, calculated using our premium cost for such coverage in 2013, (v) the cost of outplacement services, assuming the maximum of $25,000, (vi) the value of all unvested stock options under the Long-Term Plan that fully vest on a termination without cause after his early retirement and (vii) the value of his Supplemental Plan account as of December 28, 2013.

(2)

The figure shown represents: (i) two years of annual base salary (three years for Mr. Hunter), (ii) two times (three times for Mr. Hunter) the greater of the average Annual Incentive Plan bonuses for three years (2010 through 2012) and the Annual Incentive Plan target bonus for 2013, (iii) a pro-rata amount (which would be the full bonus assuming termination on the last day of our fiscal year) equal to the greatest of the average Annual Incentive Plan bonuses for three years (2010 through 2012), the Annual Incentive Plan target bonus for 2013, and the Annual Incentive Plan bonus for 2013 based on performance, (iv) the cost of two years of continued coverage under our group health plan under COBRA, calculated using the applicable COBRA premium, less the cost the named executive officer paid for health coverage in 2013, and applying a tax gross-up (assuming such premiums are taxable) or reimbursements of excess individual insurance policy costs if COBRA is not available (such as in Mr. Röder's case), and (v) the cost of outplacement services for two years, assuming the value of this benefit is 15% of the named executive officer’s annual base salary. In addition, this figure also includes the value of all unvested stock options and all unvested restricted stock units under the Long-Term Plan that fully vest on the change of control, and except for Mr. Röder, the value of the named executive officer’s Supplemental Plan account as of December 28, 2013. The figure for Mr. Franklin also includes his SERP account balance as of December 28, 2013. If the change of control and severance payments and benefits are above the threshold which triggers an excise tax under Section 280G of the Code, the severance is either reduced to the amount such that the excise tax is avoided or the full severance is paid with the excise tax imposed, whichever is most favorable to the executive on an after-tax basis. The figure represents the full amount of all change of control and severance payments and benefits payable to the executives, except for Mr. Stafford, whose payments and benefits were reduced below the Section 280G threshold amount.

(3)

The figure shown represents: (i) except for Mr. Röder, life insurance coverage equal to three times the executive’s annual base salary, (ii) the value of all unvested stock options under the Long-Term Plan that fully vest on a termination due to death, (iii) the value of a pro rata portion of all unvested restricted stock units under the Long-Term Plan that vest on a termination due to death, and (iv) except for Mr. Röder, the named executive officer’s Supplemental Plan account as of December 28, 2013. In addition, Mr. Hunter is entitled to a pro rata portion of his Annual Incentive Plan bonus for the year of his death (which would be the full bonus assuming termination on the last day of our fiscal year). For Mr. Franklin, the figure also includes the value of his SERP account as of December 28, 2013.

(4)

The figure shown represents: (i) the value of all unvested stock options under the Long-Term Plan that fully vest on a termination due to disability, (ii) the value of a pro rata portion of all unvested restricted stock units under the Long-Term Plan that vest on a termination due to disability, and (iii) except for Mr. Röder, the named executive officer’s Supplemental Plan account as of December 28, 2013. In addition, Mr. Hunter is entitled to a pro rata portion of his Annual Incentive Plan bonus for the year of his disability (which would be the full bonus assuming termination on the last day of our fiscal year). For Mr. Franklin, the figure also includes the value of his SERP account as of December 28, 2013.

(5)

The figure shown represents for all executives other than Mr. Röder, the value of their Supplemental Plan account as of December 28, 2013. For Messrs. Hunter and Franklin the figure also includes the value of all unvested stock options under the Long-Term Plan that fully vest on a termination without cause after their early retirement equal to $2,177,175 and $838,385, respectively; however, if Mr. Hunter or Mr. Franklin are terminated for cause, their stock options will not vest and will expire on their date of termination. In addition, for Mr. Franklin, the figure includes the value of his SERP account as of December 28, 2013; however, if he was terminated by the Company for cause or he violated certain non-compete provisions, he would forfeit his SERP benefit equal to $1,756,558.

(6)	The figures shown for Mr. Röder have been converted to U.S. Dollars, using the exchange rate as of December 27, 2013, the last business day of the 2013 fiscal year, of 1 Euro to 1.3814 U.S. Dollars.

Termination of Employment Generally

We have not entered into an employment agreement with any named executive officer, other than Messrs. Hunter and Röder.  These employment agreements are discussed in the sections entitled “Gordon Hunter’s Employment Agreement Post-Employment Provisions” and “Dieter Röder’s Employment Agreement Post-Employment Provisions.” Accordingly, the named executive officers (other than Messrs. Hunter and Röder) are generally not entitled to payments and benefits on termination of employment, except to the extent provided in a compensatory plan. Our named executive officers have Change of Control Agreements (which are discussed in the section entitled “Change of Control Agreements Post-Employment Provisions”). Our life insurance plan for our U.S. named executive officers provides that in the event of the death of the named executive officer, his beneficiary is entitled to a payout under our life insurance plan equal to three times annual base salary.

  Equity-Based Compensation Plans Post-Employment Provisions

The Long-Term Plan governs equity grants made in years 2010 and later, and under the provisions of the plan equity grants vest ratably over a period of three years, except in the event of death or “disability”, and upon a “change in control,” as such terms are defined in the plan.

Options granted to the named executive officers in 2013 under the Long-Term Plan vest at the rate of 1/3 per year on each of the first three anniversaries of the grant date.  In addition, the options automatically become fully vested upon the holder’s termination of employment due to death or “disability,” termination without cause within two years following a “change in control,” or termination without cause on or after “eligible retirement.” Upon any such termination of employment, the stock option holder may exercise his or her vested stock options (including those which become vested as described above) until the earlier of (1) the date on which the stock options would otherwise terminate in accordance with the terms of their grants or (2) the expiration of three months (or 90 days in some cases) after the date of termination or 12 months in the case of death or the 7th anniverary of the grant date in the case of early retirement.  Under all other termination of employment events, all unvested stock options are forfeited upon termination and the holder has three months (or 90 days in some cases) after termination to exercise his or her stock options which were vested immediately prior to termination (unless the holder is terminated for cause, in which case the options will no longer be exercisable effective immediately upon the holder’s termination date).

Grants of restricted stock units made under the Long-Term Plan vest at the rate of 1/3 per year on each of the first three anniversaries of the grant date.  Unvested restricted stock units are generally forfeited upon the recipient’s termination of employment.  However, if a recipient terminates employment due to death or “disability,” then a pro rata portion of his or her unvested restricted stock units may become vested based on the recipient’s prior service with the Company.  Any unvested restricted stock units will automatically fully vest if an event occurs that constitutes a “change in control.”

For purposes of the Long-Term Plan, “disability” has the same meaning as in the holder’s award agreement or employment, change in control or similar agreement in effect between the holder and the Company. If no such definition exists, then “disability” generally means the inability to engage in substantial gainful activity or receipt of income replacement benefits under our (or our subsidiary’s) accident and health plan for at least three months, in either case, because of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months.  “Change in control” under the Long-Term Plan generally means the first to occur of (1) certain acquisitions by any person becoming the owner of more than 50% of the Company, by vote or by value, (2) certain acquisitions (other than as described in (1)) by any person becoming the owner of 30% or more of the total voting power of Company stock within a 12 month period, (3) replacement of a majority of the Board within a 12 month period by directors whose appointment or election is not previously endorsed by the then majority of the Board or (4) certain acquisitions of 40% or more of the Company’s assets.  “Eligible retirement” means the date upon which an employee, having attained an age of not less than 62 and completing five years of employment with us, terminates employment with us and our subsidiaries.

As of December 28, 2013, none of the named executive officers other than Messrs. Hunter and Franklin had satisfied both the age and service requirements to qualify for “eligible retirement.” As such, if any of the named executive officers (other than Messrs. Hunter and Franklin) were to terminate employment, they would not be eligible for any accelerated vesting under the equity-based compensation plans.

Gordon Hunter’s Employment Agreement Post-Employment Provisions

If Mr. Hunter’s employment is terminated for cause or if Mr. Hunter terminates his employment other than for good reason, he is entitled to receive his compensation and benefits accrued up to the date of termination.  For purposes of the agreement, “cause” means (1) a willful failure to perform in accordance with the direction of the Board (other than by reason of disability), or gross negligence in the performance, of his material duties and responsibilities to the Company or any of its affiliates; (2) certain breaches of responsibilities under the employment agreement; (3) a conviction of, or the plea of guilty or no contest to, a felony; (4) conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to the Company; (5) other conduct that is, or could reasonably be expected to be, materially harmful to the Company or any of its affiliates; or (6) a material breach of his employment agreement that remains uncured after 30 days written notice by us to Mr. Hunter.  For purposes of the agreement, “good reason” means (1) a material breach of the agreement by us not cured within 30 days after written notice by Mr. Hunter to us; or (2) without Mr. Hunter’s written consent: (a) any change in title or any material diminution of duties or authority; (b) assignment of duties materially inconsistent with duties in effect on the date of the agreement; (c) any change in the reporting structure of the Company; or (d) any requirement that Mr. Hunter relocate his principal residence as in effect on the effective date of the agreement or office other than at our headquarters offices.

If Mr. Hunter’s employment terminates due to death or disability, he is entitled to receive his compensation and benefits accrued up to the date of termination, plus his annual incentive bonus for the performance period in which the date of termination occurs, if any, based on actual performance for the entire period but subject to a pro-rata reduction to reflect the portion of the performance period following the date of termination.

If Mr. Hunter’s employment is terminated by us other than for cause, or he terminates his employment for good reason, Mr. Hunter is entitled to receive his compensation and benefits accrued up to the date of termination.  In addition, provided Mr. Hunter executes (and does not revoke) a release of claims agreement, we will:  (1) continue to pay him his base salary during the 12 months following the date of termination at the rate in effect on the date of termination; (2) pay him a severance payment in 12 equal monthly installments equal to his annual incentive bonus at target; (3) if Mr. Hunter elects to exercise his rights under COBRA to continue his Company-sponsored group health and dental plan benefits, subject to any employee contribution generally applicable to senior level executives actively employed by the Company, continue to contribute to the premium cost for Mr. Hunter and his eligible dependents (provided they are entitled to receive such participation under applicable law and plan terms) for up to 12 months; (4) pay him an incentive bonus for the performance period in which the date of termination occurs, if any, based on actual performance for the entire period but subject to a pro-rata reduction to reflect the portion of the performance period following the date of termination; (5) subject to any employee contribution generally applicable to senior level executives actively employed by the Company, continue to contribute to the premium cost of Mr. Hunter’s participation in our group life insurance plan (provided he is entitled to continue such participation under applicable law and plan terms) for up to 12 months; and (6) pay up to $25,000 for costs and expenses of outplacement services provided we receive applicable and timely documentation of such costs and expenses.  The above payments may be delayed for up to six months to the extent required by Section 409A.

The agreement also contains certain covenants, including a confidentiality provision which applies perpetually (except for disclosures required by law or in the performance of his duties), a covenant not to compete with the Company for 12 months following termination of employment, and a covenant not to solicit Company employees or other service providers for 12 months following termination of employment.

The foregoing description of the terms of Mr. Hunter’s employment agreement is qualified in its entirety by reference to the employment agreement as set forth on Exhibit 10.2 to our Annual Report on Form 10-K for the fiscal year ended December 27, 2008.

Dieter Röder’s Employment Agreement Post-Employment Provisions

If Mr. Röder's employment with us is terminated for any reason, we are not obligated under his employment agreement to pay any severance or other benefits to him, except as required by law. We are, however, required to provide him at least three months' prior notice. Please see additional discussion regarding this agreement in the section entitled “Employment Agreements” in the Compensation Discussion and Analysis.

Change of Control Agreements Post-Employment Provisions

Each of our named executive officers has entered into change of control agreements with us, all of which expire December 31, 2014.

Under the agreements, a “change of control” is triggered upon (1) certain acquisitions by any person becoming the beneficial owner of more than 50% of our outstanding stock or of the total voting power of our outstanding securities, (2) persons acquiring ownership of 30% or more of the total voting power of our outstanding securities during a 12-month period, (3) the replacement of a majority of the members of the Board during a 12-month period by directors whose appointment or election was not previously endorsed by a majority of the Board or (4) certain acquisitions of at least 40% of our assets during a 12-month period.

If a change of control occurs at any time on or before December 31, 2014, we have agreed to continue to retain the services of Messrs. Hunter, Franklin, Heinzmann, Stafford and Röder, and each of them has agreed to remain in our service, for two years after the occurrence of the change of control (the “Service Period”). During the Service Period, we will provide them with: (i) base compensation that is no less than 12 times the highest monthly base salary provided to them during the twelve months prior to the change of control, (ii) fringe benefits, reimbursement of business expenses, paid vacation time and office support at levels no less than provided to them during the 120 days prior to the change of control, (iii) annual bonuses that shall be the greater of (a) the average of the named executive officer’s annual bonus for the three years prior to the change of control or (b) the target bonus amount applicable to the named executive officer for the fiscal year in which the change of control occurs, and (iv) health and welfare benefits and incentive, savings and retirement opportunities generally no less favorable, in the aggregate, than the plans in effect during the 120 days prior to the change of control or those provided after the change of control to other peer executives of the Company if more favorable.

In the event that we terminate the services of Messrs. Hunter, Franklin, Heinzmann, Stafford or Röder during the Service Period other than for cause, death or disability, or if any of them terminate their service for good reason, they will be entitled to the following payments and benefits in addition to certain accrued amounts:

(1)           a lump sum payment equal to two times (three times in the case of Mr. Hunter)  his annual base salary and the greater of: (i) the average of the executive’s annual bonus for the three years prior to termination from service or (ii) the target bonus amount applicable to the executive for the fiscal year in which the termination occurs;

(2)           a pro-rata amount equal to the greatest of such named executive officer’s (a) target annual bonus for the fiscal year in which the termination occurs, (b) annual bonus for the year in which the termination occurs based on performance through the termination date or (c) average annual bonus for the last three fiscal years for the three years prior to the termination date;

(3)           during the two years following termination, reimbursement of the premium cost in excess of the normal active employee rate for his peer group to continue group medical benefits for him and his family under COBRA (or reimbursements of excess individual insurance policy costs, if COBRA is not available, such as in Mr. Röder's case) plus any tax gross-up attributable to this amount;

(4)           for a period of up to two years after termination, or until the executive accepts employment with any third party, reasonable outplacement services to the executive for the purpose of assisting him with seeking new employment;

(5)           any option or right granted to the executive under any of our equity-based plans will be exercisable by the executive until the earlier of the date on which the option or right terminates in accordance with the terms of its grant or the expiration of 12 months after the date of termination; and

(6)           the payment or provision of other amounts or benefits required to be paid under any of our plans, programs, policies, practices, contracts or agreements.

In addition to the above additional benefits and payments, the named executive officer will no longer be bound by any non-compete agreements. For Mr. Röder, he will receive, as to each benefit, the better of any change in control benefits under his employment agreement and the benefits under his change in control agreement, as long as there is no duplication of benefits.

For purposes of the change of control agreements, “cause” means (1) the willful and continued failure by an executive to substantially perform his duties (other than due to physical or mental illness), after a written demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes that an executive has not substantially performed his duties and such failure is not cured within 60 calendar days after receipt of such written demand; or (2) the willful engaging by an executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to us.  “Good reason” means (1) an executive is not elected to, or is removed from, any elected office that such executive held immediately prior to a change of control; (2) the assignment to an executive of any duties materially inconsistent in any respect with such executive’s position, authority, duties or responsibilities, or any other action by us which results in a diminution in such position, authority, duties or responsibilities, other than isolated, insubstantial and inadvertent actions not occurring in bad faith which are remedied; (3) any failure by us to comply with any of the provisions of the change of control agreement other than certain isolated, insubstantial and inadvertent failures not occurring in bad faith which are remedied; (4) requiring an executive to travel on business to a substantially greater extent than required immediately prior to the change of control; or (5) any purported termination of an executive’s service other than as expressly permitted under the agreements, in all cases provided the executive provides at least 90 days’ notice and allows us at least 30 days to cure. “

If the executive’s service is terminated by reason of his death or disability during the Service Period, in addition to any accrued amounts due to the named executive officer for services prior to separation, we will pay to the executive or his legal representative: (i) an amount equal to the greatest of such executive’s (a) target annual bonus for the fiscal year in which the termination occurs, (b) annual bonus for the year in which the termination occurs based on performance through the date of termination or (c) average annual bonus for the last three fiscal years prior to the termination date, pro-rated for service through date of termination, plus (ii) any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements, which will include, in the case of death, benefits at least equal to the most favorable benefits provided by us to the estates and beneficiaries of peer executives and which will include, in the case of disability, disability and other benefits at least equal to the most favorable of those generally provided by us to disabled named executive officers and/or their families. “Disability” generally means the inability to engage in substantial gainful activity or receipt of income replacement benefits under our (or our subsidiary’s) accident and health plan for at least three months, in either case, because of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months

If the executive is terminated for cause during the Service Period, we will pay to the executive any accrued but unpaid base salary due to the executive for services prior to termination, plus any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements.

If the executive is terminated voluntarily without good reason during the Service Period, we will pay to the executive any accrued amounts due to the executive for services prior to termination, plus: (i) an amount equal to the greatest of such executive’s (a) target annual bonus for the fiscal year in which the termination occurs, (b) annual bonus for the for the year in which the termination occurs based on performance through the date of termination or (c) average annual bonus for the last three fiscal years prior to the termination date, pro-rated for service through the termination date, and (ii) any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements.

The foregoing descriptions of the change of control agreements are qualified in their entirety by reference to the agreements as set forth as exhibits to our Form 10-K for our fiscal year ended December 31, 2011.

Supplemental Plan Post-Employment Provisions

Supplemental Plan account balances are at all times 100% vested, and each U.S. named executive officer is entitled to receive his Supplemental Plan account balance upon termination of employment, or if elected either (i) age 59½ or (ii) age 65 or the later of five years of service. The benefit is paid in a lump sum or installments over five years, as elected by the executive. For purposes of the Post-Employment Compensation table, we have assumed that the account balances of the named executive officers (other than Mr. Röder, who does not participate in the plan) will be paid on termination of employment in a lump sum, although the NEO could have elected a different distribution date and form of payment in accordance with the plan.

Please see the section entitled “Nonqualified Deferred Compensation” for more information about the Supplemental Plan.

SERP Post-Employment Provisions

As of December 28, 2013, Mr. Franklin was the only named executive officer eligible to participate in the SERP and his SERP benefit is fully vested. We terminated the SERP effective as of December 31, 2009, so no other named executive officer will become a participant in the future. Mr. Franklin is entitled to receive his SERP benefit upon his termination of employment, except that if he is terminated by the Company for cause or he violates the non-compete provisions in the SERP, he will forfeit his SERP benefit. Mr. Franklin’s SERP benefit will be paid in a lump sum generally as soon as administratively feasible following a six month deferral period, as required by Section 409A. “Cause” means: (i) felonious theft from the Company, embezzlement of Company funds, or any other fraud or dishonesty in any dealings with the Company, (ii) acceptance of any bribe, kick-back or other item of value from any person as consideration for acting or failing to act on behalf of the Company, (iii) failure or refusal to competently perform the duties the employee is reasonably expected to perform (other than due to disability) that is not cured within 60 days after notice, or (iv) conviction of a felony or crime involving moral turpitude.

Please see the section entitled “Nonqualified Deferred Compensation” for more information about the SERP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2007, the Board adopted the Littelfuse, Inc. Policy on Related Person Transactions. This written policy provides that the Nominating and Governance Committee will review and approve Related Person Transactions (as defined below).  The Chair of the Nominating and Governance Committee has been delegated the authority to act between Committee meetings.

The policy defines a “Related Person Transaction” as a transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (including any of our subsidiaries) was, is or will be a participant, the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

“Related Person” is defined as:  (1) any person who is, or at any time since the beginning of our last fiscal year was, a director, executive officer, or a nominee to become a director of Littelfuse; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee, or more than 5% beneficial owner; (4) any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than 5% beneficial owner; (5) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and (6) any charitable or non-profit organization in which any of the foregoing persons is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity.

Our Senior Vice President, Chief Legal and Human Resources Officer assesses for purposes of the policy whether a proposed transaction is a Related Person Transaction and must be approved by the Nominating and Governance Committee.

The approval procedures in the policy identify the factors the Nominating and Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to previously approved Related Person Transactions.  The Nominating and Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Governance Committee, including (if applicable) but not limited to:  (1) the benefits to the Company; (2) the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (3) the availability of other sources for comparable products or services; (4) the terms of the transaction; and (5) the terms available to unrelated third parties or to employees generally.  The Nominating and Governance Committee will approve only those Related Person Transactions that are in, or are not inconsistent with, our best interests and the best interest of our stockholders, as the Nominating and Governance Committee determines in good faith.

We did not enter into any Related Person Transactions in 2013.

 REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate by reference filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be incorporated by reference into any such filings.

The Audit Committee oversees our financial reporting process and compliance with the Sarbanes-Oxley Act of 2002 on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 28, 2013 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and discussed the audited financial statements with the independent auditors and discussed the matters requiring discussion pursuant to Statement on Auditing Standards No. 61.  In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Company, including the matters in the written disclosures and letter received by the Audit Committee from the independent auditors as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee regarding the independent auditors’ independence, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audits.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.  The Audit Committee held seven meetings during fiscal 2013.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 28, 2013 for filing with the SEC.

Audit Committee: Anthony Grillo (Chairman) John E. Major Cary T. Fu

PROPOSAL NO. 2

APPROVAL AND RATIFICATION OF

APPOINTMENT OF INDEPENDENT AUDITORS

Subject to approval of the stockholders, the Audit Committee of the Board has appointed Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for the fiscal year ending December 27, 2014 (the “2014 fiscal year”).  The stockholders will be asked at the meeting to approve and ratify such appointment.  A representative of Grant Thornton LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to stockholders’ questions. A representative of Ernst & Young LLP (“Ernst & Young”), the Company’s prior independent auditor, is not expected to be present at the meeting.

The Board of Directors recommends that the stockholders vote FOR the approval and ratification of Grant Thornton LLP as our independent auditors for the fiscal year ending December 27, 2014.

Audit Related Matters

Audit and Non-Audit Fees

The following table presents the approximate fees for professional audit services rendered by Ernst & Young LLP for the audit of our financial statements for the fiscal years ended December 29, 2012 and December 28, 2013, as well as the approximate fees billed for other services rendered by Ernst & Young LLP:

	2013	2012
Audit fees (1)	$1,604,736	$1,375,418
Audit-related fees (2)	69,300	258,000
Tax advisory services (3)	134,411	126,938
Other (4)	6,496	2,500
Total	$1,814,943	$1,762,856

(1)	Includes fees related to U.S. GAAP audit and statutory audits of foreign subsidiaries.

(2)	Includes fees related to audits of employee benefit plans in each year, due diligence in 2012.

(3)	Includes fees related to tax, transfer pricing and expatriate taxes advice and compliance in each year and other miscellaneous services.

(4)	Includes fees related to access to an on-line accounting research tool in each year.

Change in Independent Auditor

As disclosed in a Current Report on Form 8-K filed by the Company on March 10, 2014, on March 6, 2014, the Audit Committee dismissed Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent auditors for the 2014 fiscal year, and appointed Grant Thornton LLP, an independent registered public accounting firm, as the Company’s independent auditors for the 2014 fiscal year.

The reports of Ernst &Young on the Company’s financial statements for each of the two fiscal years ended December 29, 2012 and December 28, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for the fiscal years ended December 29, 2012 and December 28, 2013 and in the subsequent interim period through March 6, 2014, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K). There was a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 28, 2013 and the subsequent interim period through March 6, 2014, related to the material weakness in the Company’s internal control over financial reporting disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed on February 25, 2014 (the “2013 Form 10-K”), and in the Amendment No. 1 to the Form 10-Q for the quarterly period ending March 30, 2013, filed on February 18, 2014 (the “Amended 10-Q”). As disclosed in the Amended 10-Q and in the 2013 Form 10-K, the Company concluded that a material weakness existed as of March 30, 2013 and December 28, 2013, respectively, in the design and operating effectiveness of its internal control over financial reporting with respect to the Company’s evaluation of the income tax considerations, including deferred tax valuation allowances, relating to the write-off of our investment in Shocking Technologies, Inc. during the quarterly period ending March 30, 2013. Ernst &Young’s report on the effectiveness of the Company’s internal control over financial reporting as of December 28, 2013, which was included in the 2013 Form 10-K, contained an adverse opinion thereon. The Committee has discussed the material weakness in the Company’s internal control over financial reporting with Ernst &Young, and has authorized Ernst &Young to respond fully to the inquiries of Grant Thornton concerning such material weakness.

The Company furnished a copy of the above disclosures to Ernst & Young and requested that Ernst & Young provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2014.

During the Company’s fiscal years ended December 29, 2012 and December 28, 2013 and through March 6, 2014, the Company has not consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and neither where a written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

 Audit Committee Pre-Approval Policies and Procedures

All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence.  The Audit Committee pre-approves the annual engagement of the principal independent registered public accounting firm, including the performance of the annual audit, statutory audits at foreign locations, quarterly reviews and tax services.  The Chairman of the Audit Committee has been delegated the authority to provide any necessary specific pre-approval for services that have not been previously pre-approved, but he must report the pre-approval at the next meeting of the Audit Committee.

PROPOSAL NO. 3

APPROVAL OF THE LITTELFUSE, INC. ANNUAL INCENTIVE PLAN

The Board of Directors has approved and recommends that the stockholders approve the Littelfuse, Inc. Annual Incentive Plan (the “Incentive Plan”) which, if approved, is effective as of January 1, 2014.

The Incentive Plan is substantially the same as the plan that expired last year and would establish procedures for the Compensation Committee (the “Committee”) to use in setting the performance factors to be used in granting annual incentive awards to certain key employees. The Incentive Plan also would specify the permissible performance factors that may be used for incentive awards to executive officers whose compensation is expected to be subject to the limit on the deductibility of compensation paid to certain executive officers pursuant to Section 162(m) of the Internal Revenue Code (the “Code”), so that such awards may qualify for the exception to Code Section 162(m) for qualified performance-based compensation. We believe that the adoption of the Incentive Plan will allow us to continue to promote our goals of enhancing the long-term profitability and stockholder value and ensure that we will be able to deduct incentive awards paid to our executive officers under the Incentive Plan.

The full text of the Incentive Plan appears as Exhibit A to this Proxy Statement, to which reference is made for a full statement of its terms and provisions. A summary of the principal provisions of the Incentive Plan is set forth below:

Awards. The Incentive Plan provides for grants of incentive awards to our officers and key employees. Awards are based on the achievement of performance factors specified in the award during a designated performance period, which is generally each calendar year (but may be a shorter period, in the Committee’s discretion). A person who is hired or promoted mid-year on or before October 31 may participate in the Incentive Plan, in which event the performance period for that participant will be the remaining portion of the calendar year after he or she is so designated.

Grant of Awards. Participants eligible to receive awards will be designated during the first 90 days of each performance period (or, in the case of a participant hired or promoted mid-year, at the time he or she is hired or promoted). The Committee will classify a participant as a “Named Executive” if the Committee determines that the participant is reasonably expected to be one of the executive officers of the Company whose compensation may be subject to the limitation on deductibility imposed by Code Section 162(m) (generally the Chief Executive Officer and the next three executive officers, other than the Chief Financial Officer, whose compensation must be disclosed in the Proxy Statement), and to have total compensation in excess of $1,000,000. All participants who are not classified by the Committee as a Named Executive for a performance period are “Other Participants.”

Performance Factors. Each award will specify performance factors and the amount of the award that will be earned based upon the extent to which the performance factors are achieved. In the case of a Named Executive, the performance factors must be objective and based solely upon one or more of the following business criteria, which may apply to the individual in question, an identifiable business unit or the Company as a whole, or in reference to another company, peer group or index, and on an annual or other periodic or cumulative basis:

●	sales values,
●	margins (including profit, operating profit, or gross margins),
●	volume,
●	assets,
●	cash flow,
●	free cash flow,
●	stock price,
●	market share,
●	revenue,
●	revenue growth rate,
●	revenue ratios (per employee or per customer),
●	sales,
●	earnings per share (either primary or fully diluted),
●	profits,
●	net income,
●	cash from operations,
●	net operating profit after taxes,
●	pre-tax earnings,
●	operating earnings,
●	earnings before interest and taxes,
●	earnings before interest, taxes, and depreciation and/or amortization,
●	return on equity,
●	return on assets (including return on net assets or net tangible assets),
●	return on sales,
●	return on capital,
●	return on invested capital,
●	return on capital employed,
●	economic value added,
●	total shareholder return,
●	working capital,
●	customer growth,
●	dividends,
●	internal rate of return,
●	attainment of strategic and operational initiatives,
●	safety,
●	reduction of costs,
●	capital expenditures,
●	debt level,
●	resolution of administrative or judicial proceedings or disputes,
●	total market value,
●	productivity,
●	operating efficiency,
●

customer satisfaction, or reduction of (or limiting increases in) long or short-term public or private debt or similar financial obligations (in each case, whether compared to pre-selected peer groups or not).

The performance factors for Other Participants may include any of the above-listed criteria, and may also include such other business criteria as determined to be appropriate, such as financial and nonfinancial performance goals that are linked to the individual’s business unit or the Company as a whole or to the individual’s areas of responsibility.

Adjustment of Performance Factors. Performance factors must be adjusted to the extent necessary to prevent dilution or enlargement of an award as a result of extraordinary events or circumstances, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction. No adjustment will be made, however, to a Named Executive’s award if the effect of that adjustment would knowingly cause the Named Executive’s award to fail to qualify as “performance-based compensation” within the meaning of Code Section 162(m).

Amount of Award. Each award will specify a target award (the amount the participant will receive if the target level of the performance factors are achieved), a threshold award (the reduced amount that the participant will receive if only the minimum level of the performance factors are achieved), and a maximum award (the maximum amount the participant may receive if the performance exceeds the target level of the performance factors). Each award will also include a formula that specifies the amount that the participant will receive based upon the extent to which the participant’s performance factors are achieved. Awards may be stated either as a dollar amount or a percentage of the participant’s base salary (as in effect on October 31 of the performance period) when the award is established for the performance period. In the case of a Named Executive, the relationship of the amount of the award to the achievement of the performance factors must be such that an outside party, with knowledge of all relevant factors, could calculate the amount of the award, including the manner of any adjustments to prevent dilution or enlargement of an award, subject to the Committee’s discretionary authority to reduce an award. In the case of an Other Participant, the amount of the award may include subjective determinations by the Committee officers or the Other Participant’s superiors. At the end of each performance period, the Committee will determine and certify the extent to which each participant’s performance factors have been achieved and the amount of the award payout, if any.

The Committee has the authority in its sole discretion to decrease but not increase the award of any Named Executive. The award of any Other Participant may be increased or decreased.

Maximum Amount of Award. The maximum award payable to any participant for any twelve-month performance period is $2,500,000. For any performance period that is not twelve months, the maximum amount is proportionately adjusted based on the number of days in the performance period.

Payment of Awards. All awards, to the extent earned, will be paid in cash after the end of the performance period (December 31), but not later than the March 15th, provided that the participant must be employed in good standing on the date payment is made. This employment requirement may be waived by the Committee if a participant dies, is terminated without cause, becomes permanently disabled, or retires with approval of the Company during the performance period. However, any payment made to a Named Executive upon termination without cause or for death, disability or retirement must be based on the actual achievement of the performance factors in the performance period, as certified by the Committee. Any other payment approved by the Committee or an Executive Team Member (as defined below) will be made outside of the Plan.

Participants can defer payment of their awards under the Company’s separate deferred compensation plan, if any. The Supplemental Plan is currently available to eligible participants.

Term. The Incentive Plan will continue indefinitely. However, no benefits will be paid to Named Executives pursuant to the Incentive Plan unless the shareholder approval requirements of Code Section 162(m) are satisfied at the Company’s 2014 annual meeting. If such shareholder approval is not obtained, awards to Named Executives will be null and void, but the Incentive Plan will continue in effect for Other Participants.

Administration. The Incentive Plan is administered by the Committee. The Committee will have the discretion to make all determinations regarding the participation and awards for officers and the Named Executives but has the power to delegate its powers with respect to Other Participants. The Committee has initially delegated its power with respect to non-officer Other Participants to the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and highest ranking Human Resources Officer (referred to as the “Executive Team”).

Amendment or Termination. Our Board of Directors may amend, alter, suspend, discontinue or terminate the Incentive Plan, except that shareholder approval is needed if necessary for compliance with securities rules and regulations, and qualification of awards as qualified performance-based compensation for purposes of Code Section 162(m). The consent of the applicable participant is generally required to amend, alter, suspend, discontinue or terminate any rights to an existing award, whether prospectively or retroactively.

Federal Income Tax Consequences. The following is a general summary of certain of the principal federal income tax consequences applicable to the Company and to a participant who is a citizen or a resident of the United States for federal income tax purposes, upon the receipt, exercise and disposition of awards under the Incentive Plan. This summary is not intended as a complete description of all federal income tax consequences, and any participant should consult his own tax advisor with respect to the federal, state and local tax consequences of any transaction involving an award under the Incentive Plan.

The amount of any award paid to a participant in cash will constitute ordinary taxable income for federal income tax purposes, taxable at the time of receipt. In general, we intend that awards under the Incentive Plan will not constitute deferred compensation for purposes of Code Section 409A, which establishes certain limitations on the payment of deferred compensation, and imposes a 20% penalty tax, in addition to regular income tax, on any deferred compensation that does not meet its requirements. Participants may, however, become subject to Code Section 409A if they voluntarily elect to defer receipt of an award pursuant to a separate company deferred compensation plan in accordance with Code Section 409A. At present, we sponsor the Littelfuse, Inc. Supplemental Retirement and Savings Plan, under which participants in the Incentive Plan may have the opportunity to make such elective deferrals.

In general, we will be entitled to deduct any payments made to a participant under the Incentive Plan, subject to general limitations on the deductibility of corporate business expenses. If a participant chooses to defer payment of his award under a separate deferred compensation plan, the award would generally not be deductible until the taxable year in which the award is actually paid to the participant.

Code Section 162(m) prohibits the deduction of compensation paid in any year to our Chief Executive Officer, and our three other most highly compensated executive officers (other than our Chief Financial Officer) (collectively, the “Named Executive Officers” or “NEOs”) to the extent that such compensation exceeds $1,000,000, with certain exceptions. One exception to the limitation of Code Section 162(m) is for “qualified performance-based compensation” as defined in the regulations issued pursuant to Code Section 162(m). Amounts received pursuant to the Incentive Plan will constitute qualified performance-based compensation only if the payment is contingent upon the achievement by the participant of objective performance-based goals established in advance by the Committee and the business criteria are approved by the stockholders of the Company. It is our current intent that all awards to Named Executives will satisfy the requirements for qualified performance-based compensation, and therefore that the deduction of such awards will not be limited by Code Section 162(m). However, if the Committee does not designate a participant as a Named Executive, for example, and such participant subsequently becomes a covered employee for purposes of Code Section 162(m), deduction of the award payable to such participant could be disallowed in whole or in part.

The Board of Directors recommends that the stockholders vote FOR the adoption of Littelfuse, Inc. Annual Incentive Plan

PROPOSAL NO. 4

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In connection with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the related rules promulgated by the SEC, we are requesting your advisory, non-binding approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (beginning on page 15 above), the compensation tables (beginning on page 31 above), and the accompanying narrative as presented in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to provide their input on our executive pay program and policies.

Executive Compensation Vote

We believe that our executive compensation program has been effective in aligning the interests of stockholders and executives, incentivizing the accomplishment of corporate goals, and attracting and retaining talented executives.  In deciding how to vote on this Say-on-Pay proposal, please consider the following factors regarding our compensation program, which are described in detail in this Proxy Statement under the heading “Executive Compensation — Compensation Discussion and Analysis”:

●	We align executive and stockholder interests by providing short and long-term incentives linked to operating performance;

●	An executive’s cash compensation correlates with his or her individual contribution and performance;

●	An executive’s compensation is based, in part, on our need to attract and retain the most talented industry leaders; and

●	An executive’s compensation is based, in part, on the practices of peers in our industry and other comparable companies.

Our Board of Directors, therefore, urges you to approve the compensation of our named executive officers by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative as presented in this Proxy Statement.”

Vote Required

The affirmative vote of the holders of the majority of the shares represented at the meeting and who are entitled to vote on, and who vote for, against, or expressly abstain, is required to approve the resolution.  As an advisory vote, this Say-on-Pay proposal is not binding. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s named executive officers. The Board of Directors has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board of Directors modifies this policy, the next say-on-pay vote will be held at our 2015 annual meeting of stockholders.

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers.

COMPENSATION PLAN INFORMATION

Information about our equity compensation plans that were either approved or not approved by our stockholders is as follows (as of December 28, 2013):

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	496,203	$51.93	1,210,193
Equity compensation plans not approved by security holders	—	$—	—
Total	496,203	$51.93	1,210,193

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in the 2015 Proxy Statement.    Any proposal of a stockholder that is intended to be presented by such stockholder at our 2015 annual meeting must be received at our principal executive offices, in writing, by November 14, 2014 in order to be considered for inclusion in our 2015 Proxy Statement and the form of proxy relating to our 2014 annual meeting. All proposals should be submitted, along with proof of ownership of our common stock in accordance with Rule 14a-8(b)(2), to our Corporate Secretary at O’Hare Plaza, 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631. Stockholder proposals must comply with SEC Rule 14a-8, Delaware law and our bylaws. Failure to deliver a proposal by these means may result in it not being deemed timely received.

Other Stockholder Proposals for Presentation at the 2015 annual meeting.    Stockholders of record who do not submit a proposal for inclusion in our proxy materials under SEC Rule 14a-8, but who instead intend to nominate a person for election as director or to introduce an item of business at the 2015 annual meeting, must provide advance written notice to us in accordance with our bylaws.  Our bylaws require that in order to nominate persons to our Board or to present a proposal for action by stockholders at an annual meeting of stockholders, a stockholder must provide advance written notice to our Corporate Secretary, which notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 60th day (February 24, 2015 for the 2015 annual meeting of stockholders) nor earlier than the close of business on the 90th day prior (January 25, 2015 for the 2015 annual meeting of stockholders) to the first anniversary of the preceding year’s annual meeting of stockholders.  In the event that the date of the annual meeting to which such stockholder’s notice relates is more than 30 days before or more than 60 days after such anniversary date, for notice by the stockholder to be timely it must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.  In the event that the number of directors to be elected to the Board is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.  The stockholder’s notice must contain detailed information specified in our bylaws and should be addressed to our Corporate Secretary at O’Hare Plaza, 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631. You may obtain a copy of our bylaws upon request by writing to the Secretary at our principal executive offices.

       As to any proposal that a stockholder intends to present to stockholders without inclusion in our Proxy Statement for our 2015 annual meeting of stockholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by our corporate secretary at the address above by February 24, 2015.

The chairman of the 2015 annual meeting may refuse to allow the transaction of any business or acknowledge the nomination of any person not made in compliance with the procedures set forth for such matters in our bylaws.

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no matters to be brought before the meeting other than the matters referred to in this Proxy Statement.

By order of the Board of Directors,

Mary S. Muchoney Secretary

March 17, 2014

EXHIBIT A

The text of the Littelfuse, Inc. Annual Incentive Plan, as it is proposed to be approved and adopted, is as set forth below:

LITTELFUSE, INC. ANNUAL INCENTIVE PLAN

1.            Establishment. On January 31, 2014, the Board of Directors of Littelfuse, Inc., upon recommendation by the Compensation Committee of the Board of Directors, approved this incentive plan for executives and key employees of the Company, to be known as the “Littelfuse, Inc. Annual Incentive Plan.” This Plan shall be submitted for approval by the shareholders of Littelfuse, Inc. at the 2014 Annual Meeting of Shareholders.

2.            Purpose. The purpose of this Plan is to advance the interests of Littelfuse, Inc. and its shareholders by attracting and retaining key employees, and by stimulating the efforts of such employees to contribute to the continued success and growth of the business of the Company.

3.            Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

3.1     “Award” means a right granted to a Participant to receive a cash incentive payment upon the achievement of certain Performance Factors as set forth in the Plan.

3.2     “Base Salary” means a Participant’s annualized base salary as of October 31 of the applicable Performance Period or, if earlier, the date the Participant terminates employment if payment is made under Section 5.2(b) on account of death, disability or retirement.

3.3     “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and any Treasury Regulations or other authoritative administrative guidance promulgated thereunder.

3.4     “Company” means Littelfuse, Inc., a Delaware corporation, and its subsidiaries or affiliates, whether now or hereafter established.

3.5     “Compensation Committee” means the Compensation Committee of the Board of Directors of Littelfuse, Inc., or such other committee as may be designated by the Board of Directors to administer the plan. At least two members of the Compensation Committee shall be “outside directors” within the meaning of Treasury Regulations Section 1.162-27(e)(3), and if there are other members of the Compensation Committee that are not outside directors as so defined, any grant to, or determination with respect to, a Named Executive shall be made by a subcommittee of the Compensation Committee composed only of the outside directors as so defined.

3.6     “Maximum Award” means a dollar amount or a percentage of Base Salary, as determined by the Compensation Committee for each Performance Period, which represents the payment that the Participant will earn if the maximum level of the Participant’s Performance Factors is achieved.

3.7     “Named Executives” means all Participants for a given Performance Period who are designated by the Compensation Committee as “Named Executives” for purposes of this Plan. The Compensation Committee may designate as a Named Executive for any Performance Period any Participant who it determines, in its discretion, may (i) be a “covered employee” under Treasury Regulations Section 1.162-27(c)(2), as interpreted by IRS Notice 2007-49, and (ii) receive total compensation in excess of $1,000,000, for that Performance Period.

3.8     “Other Participants” means all Participants for a given Performance Period who are not designated as “Named Executives” by the Compensation Committee for such Performance Period.

3.9     “Participants” means any management or key employee of the Company who is designated by the Compensation Committee during the first ninety (90) days of a Performance Period as a Participant in this Plan. Directors of the Company who are not also employees of the Company are not eligible to participate in the Plan. A person who is hired by the Company, or promoted to a position in which he is eligible to be a Participant, during a Performance Period but not later than October 31, may also be designated by the Compensation Committee at the time of hire or promotion as a Participant, in which event the Performance Period for such Participant shall be the portion of the Performance Period remaining after the person is designated a Participant, and, if a Named Executive, the Compensation Committee shall establish the terms of such Participant’s Award at the time the person is designated as a Participant, but in no event after the expiration of twenty-five percent (25%) of the calendar days in the Participant’s Performance Period.

3.10     “Performance Factor” means the performance goals selected for each Participant with respect to each Performance Period, the achievement of which shall determine the amount of the Participant’s Award for the Performance Period, as follows:

(a)     The Performance Factors established by the Compensation Committee for each Named Executive shall be objective and shall be based solely upon one or more of the following business criteria, which may apply to the individual in question, an identifiable business unit or the Company as a whole, or in reference to another company, peer group, or index, and on an annual or other periodic or cumulative basis:

●	sales values,
●	margins (including profit, operating profit, or gross margins),
●	volume,
●	assets,
●	cash flow,
●	free cash flow,
●	stock price,
●	market share,
●	revenue,
●	revenue growth rate,
●	revenue ratios (per employee or per customer),
●	sales,
●	earnings per share (either primary or fully diluted),
●	profits,
●	net income,
●	cash from operations,
●	net operating profit after taxes,
●	pre-tax earnings,
●	operating earnings,
●	earnings before interest and taxes,
●	earnings before interest, taxes, and depreciation and/or amortization,
●	return on equity,
●	return on assets (including return on net assets or net tangible assets),

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●	return on sales,
●	return on capital,
●	return on invested capital,
●	return on capital employed,
●	economic value added,
●	total shareholder return,
●	working capital,
●	customer growth,
●	dividends,
●	internal rate of return,
●	attainment of strategic and operational initiatives,
●	safety,
●	reduction of costs,
●	capital expenditures,
●	debt level,
●	resolution of administrative or judicial proceedings or disputes,
●	total market value,
●	productivity,
●	operating efficiency,
●	customer satisfaction, or
●	reduction of (or limiting increases in) long or short-term public or private debt or similar financial obligations (in each case, whether compared to pre-selected peer groups or not).

(b)     The Performance Factors established for Other Participants may include any of the criteria listed in Section 3.10(a), and may also include such other business criteria as the Compensation Committee may determine to be appropriate, which may include financial and nonfinancial performance goals that are linked to such individual’s business unit or the Company as a whole or to such individual’s areas of responsibility, and which may include subjective determinations by the Compensation Committee or the Other Participant’s superiors.

(c)     The Compensation Committee shall adjust any Performance Factor to the extent necessary to prevent dilution or enlargement of an Award as a result of extraordinary events or circumstances, as determined by the Compensation Committee in its sole discretion, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction; provided, however, that in the case of a Named Executive, no such adjustment will be made if the effect of such adjustment would knowingly cause the Participant’s Award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

3.11     “Performance Period” means each consecutive twelve-month period commencing on January 1 of each calendar year during the term of this Plan, or a portion of such twelve-month period with respect to a person who becomes a Participant during such period as provided in the last sentence of Section 3.9, or such other period as determined by the Compensation Committee.

3.12     “Plan” means this Littelfuse, Inc. Annual Incentive Plan.

3.13     “Target Award” means a dollar amount or a percentage of Base Salary determined by the Compensation Committee with respect to each Participant for each Performance Period, which represents the payment that the Participant will earn if the target level of the Participant’s Performance Factors is achieved.

3.14     “Threshold Award” means a dollar amount or a percentage of Base Salary, as determined by the Compensation Committee with respect to each Participant for each Performance Period, which represents the payment that the Participant will earn if the threshold level of the Participant’s Performance Factors is achieved.

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4.            Administration.

4.1     Power and Authority of Compensation Committee. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full power and authority, subject to all applicable provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (b) construe, interpret and administer the Plan and any instrument or agreement relating to the Plan, and (c) make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Compensation Committee pursuant to the Plan or any instrument or agreement relating to the Plan (i) shall be within the sole discretion of the Compensation Committee, (ii) may be made at any time and (iii) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, Participants and employees of the Company, and their legal representatives and beneficiaries.

4.2     Delegation. The Compensation Committee may delegate its powers and duties under the Plan, with respect to the eligibility of and Awards to one or more Other Participants, to one or more officers of the Company or a committee of such officers, subject to such terms, conditions and limitations as the Compensation Committee may establish in its sole discretion; provided, however, that the Compensation Committee shall not delegate its power (a) to make grants to or determinations (including certification pursuant to Section 4.4) regarding Named Executives, or (b) in such a manner as would cause the Plan not to comply with the provisions of Section 162(m) of the Code; and provided further, that no such officer shall have powers with respect to his or her own Award. The Compensation Committee initially delegates its powers and duties under the Plan, with respect to the eligibility of and Awards to Other Participants who are not officers of the Company, to its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and its highest ranking Human Resources Officer, each of whom may exercise such powers individually until such time as the Compensation Committee acts to modify or terminate such delegation.

4.3     Determinations at the Outset of Each Performance Period. On or before the ninetieth (90th) day of each Performance Period (except as provided for late entrants in Section 3.9), the Compensation Committee shall:

(a)     designate all Participants (including designation as Named Executives, where applicable) for such Performance Period;

(b)     establish a Threshold Award, Target Award and Maximum Award for each Participant; and

(c)     with respect to each Participant, establish one or more Performance Factors and a formula to determine the amount of the Award that will be earned at different levels of achievement of the Performance Factors. For a Named Executive, the terms of the Award shall be such that an outside party, with knowledge of all relevant factors, could calculate the amount of the Award, including the manner of any adjustments described in Section 3.10(c) (subject to the authority of the Compensation Committee to exercise negative discretion to reduce the amount of the Award as provided in Section 5.2(a)).

4.4     Certification. Following the close of each Performance Period and prior to payment of any amount to any Participant under the Plan, the Compensation Committee must certify in writing which of the applicable Performance Factors for that Performance Period have been achieved and the attainment of all other factors upon which any payments to a Participant for that Performance Period are to be based and the corresponding Award amounts. Such certification shall be made in time to permit payments to be made not later than the fifteenth (15th) day of the third (3rd) calendar month following the end of the Performance Period.

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4.5     Shareholder Approval. The material terms of this Plan shall be disclosed to and approved by shareholders of the Company in accordance with Section 162(m) of the Code at the annual meeting of shareholders held during 2014. No benefits shall be paid to Named Executives pursuant to this Plan unless and until the shareholder approval requirements of Treasury Regulation Section 1.162-27(e)(4) are satisfied. If the required shareholder approval is not obtained at the 2014 annual meeting as required by such Treasury Regulation, all outstanding Awards to Named Executives shall be null and void; however, the Plan shall continue in effect for Other Participants until otherwise amended or terminated pursuant to Section 7(a).

5.            Incentive Payment.

5.1     Formula. Subject to the provisions of this Plan, each Participant shall receive an incentive payment for each Performance Period in the amount determined by the extent to which his or her Performance Factors have been achieved under the terms of his or her Award.

5.2     Limitations.

(a)     Discretionary Increase or Reduction. Subject to the provisions of Section 3.10(c), the Compensation Committee shall retain sole and absolute discretion to increase or reduce the amount of any incentive payment otherwise payable to any Participant under this Plan, but may not increase the payment to any Named Executive for any Performance Period.

(b)     Continued Employment. Except as otherwise provided by the Compensation Committee, no incentive payment under this Plan with respect to a Performance Period shall be paid or owed to a Participant who is not employed in good standing, as determined by the Compensation Committee, on the date payment is made for a Performance Period under Section 6.1. In the event that a Participant dies or becomes permanently disabled within the meaning of the Company’s long-term disability plan, is terminated without cause (as determined by the Committee within its sole discretion) or retires with approval of the Company (as determined by the Company within its sole discretion) during the Performance Period, the Compensation Committee may, but shall not be obligated to, provide for the payment of all or an appropriate pro rata portion (as determined by the Compensation Committee in its sole discretion) of such Participant’s Award for the Performance Period at such time as payments are otherwise made to Participants under Section 6.1; provided, however, that any payment made to a Named Executive upon termination without cause, or due to death, disability, or retirement hereunder shall be conditioned upon and based on the actual achievement of the Performance Factors for the Performance Period, as certified by the Compensation Committee following the close of the Performance Period pursuant to Section 4.4. To the extent that any payments are approved by the Compensation Committee for a Participant who is not employed in good standing as of the date Awards are paid for a Performance Period or has otherwise terminated employment prior to such payment date under circumstances that do not qualify for payment on death, disability, termination without cause or retirement under this Section, such payments shall instead be made outside of this Plan.

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(c)     Maximum Payments. No Participant shall receive a payment under this Plan for any Performance Period of twelve months in excess of $2,500,000. For any Performance Period that is not twelve months, such maximum payment amount shall be proportionately adjusted based on the number of days in the Performance Period.

6.            Benefit Payments.

6.1     Time and Form of Payments. All payments of Awards pursuant to the Plan shall be made not later than the fifteenth (15th) day of the third (3rd) month following the end of the Performance Period; provided that the Compensation Committee may permit Participants to elect to defer payment of their Awards pursuant to a deferred compensation plan established by the Company that satisfies the requirements of Section 409A of the Code. All such deferral elections shall be made not later than the last day immediately prior to the commencement of the Performance Period, and shall be irrevocable, except as otherwise provided by the terms of such deferred compensation plan and permitted by Section 409A of the Code; provided that the Compensation Committee may permit a deferral election to be made either within thirty (30) days after a Participant first becomes eligible to participate in any elective deferred compensation plan of the Company (in which event the election shall apply only to the portion of the Award earned after the date of the election), or not later than six (6) months prior to the end of the Performance Period if the Compensation Committee determines (taking into account the terms of any employment or other agreement that may affect the payment of the Award) that an Award constitutes qualified performance-based compensation for purposes of Section 409A of the Code.

6.2     Nontransferability. Except as otherwise determined by the Compensation Committee, no right to any incentive payment under this Plan, whether payable in cash, shares or other property, shall be transferable by a Participant other than by will or by the laws of descent and distribution; provided, however, that if so determined by the Compensation Committee, a Participant may, in the manner established by the Compensation Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any cash, shares or property due under the Participant’s Award upon the death of the Participant. No right to any incentive payment under this Plan may be pledged, attached or otherwise encumbered, and any purported pledge, attachment or encumbrance thereof shall be void and unenforceable against the Company.

6.3     Tax Withholding. In order to comply with all applicable federal, state or local income, social security, payroll, withholding or other tax laws or regulations, the Company may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation, the establishment of policies to ensure that all applicable federal, state or local income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant.

7.             Amendment and Termination; Adjustments

. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan:

(a)     Amendment and Termination of the Plan. The Board of Directors of Littelfuse, Inc. may amend, alter, suspend, discontinue or terminate the Plan without the approval of the shareholders of the Company, except that no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would violate the rules or regulations of the NASDAQ Stock Market or any other securities rules and regulations that are applicable to the Company, or knowingly cause Awards granted to Named Executives to fail to qualify as qualified performance-based compensation for purposes of Section 162(m) of the Code.

6

(b)     Waivers of Incentive Payment Conditions or Rights. The Compensation Committee may waive, prospectively or retroactively, any conditions of or rights of the Company under any right to an incentive payment under this Plan.

(c)     Limitation on Amendments to Incentive Payment Rights. Neither the Compensation Committee, its delegates, nor the Company may amend, alter, suspend, discontinue or terminate, prospectively or retroactively, any rights to an incentive payment without the consent of the applicable Participant or beneficiary, except as otherwise herein provided.

(d)     Correction of Defects, Omissions and Inconsistencies. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

8.            Miscellaneous.

8.1     Effective Date. This Plan was approved by the Board of Directors of Littelfuse, Inc. to be effective as of January 1, 2014, subject to shareholder approval as provided herein.

8.2     Term of the Plan. This Plan shall continue indefinitely until otherwise terminated pursuant to Section 7(a). No right to receive an incentive payment shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan, any right to receive an incentive payment theretofore granted may extend beyond the termination of the Plan, and the authority of the Board of Directors and the Compensation Committee and its delegates to amend or otherwise administer the Plan shall extend beyond the termination of the Plan.

8.3     Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

8.4     Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

8.5     Employment Rights and Other Benefit Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, any Participant’s employment or service at any time. This Plan shall not replace any contract of employment, whether oral or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

7

8.6     No Trust or Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

8.7     Governing Law. The validity, construction and effect of the Plan or any incentive payment payable under the Plan shall be determined in accordance with the laws of the State of Delaware.

8.8     Severability. If any provision of the Plan is, becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

8.9     Certain Tax Matters. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid to a Named Executive hereunder as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, and so that no payments constitute deferred compensation subject to Section 409A of the Code unless a Participant elects to defer a payment pursuant to a deferred compensation plan.

8

FORM OF PROXY

Littelfuse®

Expertise Applied | Answers Delivered

LITTELFUSE, INC.
O'HARE PLAZA
8755 W. HIGGINS ROAD
CHICAGO, IL 60631

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 24, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 24, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME		SHARES
THE COMPANY NAME INC. - COMMON		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

CONTROL # → 000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
   Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 T. J . Chung   02 Cary T. Fu   03 Anthony Grillo   04 Gordon Hunter   05 John E. Major
06 William P. Noglows   07 Ronald L. Schubel

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2	Approve and ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the 2014 fiscal year.	☐	☐	☐
3	Approve the Littelfuse, Inc. Annual Incentive Plan.	☐	☐	☐
4	Approve, by non-binding vote, the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX]   Date

JOB #

Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000198358_1 R1.0.0.51160

LITTELFUSE, INC.

Annual Meeting of Stockholders

Friday, April 25, 2014
9:00 a.m. Central Daylight Time

Chicago Marriott O'Hare
8535 W. Higgins Road
Chicago, IL 60631

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Stockholders
April 25, 2014

The stockholder(s) hereby appoint(s) Philip G. Franklin and Mary S. Muchoney, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of the ballot, all the shares of Common Stock of Littelfuse, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on April 25, 2014, at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000198358_2 R1.0.0.51160